Exhibit 10.7

Alumina Refinery Agreement Act 1961

As at 05 Sep 2014	Version 03-a0-02
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Reprinted under the

Reprints Act 1984 as

at 5 September 2014

Western Australia

Alumina Refinery Agreement Act 1961

Contents

1.	Short title	1
2.	Terms used	1
3.	Approval and ratification of agreement	2
3A.	First supplementary agreement approved and ratified	3
3B.	Second supplementary agreement approved	3
3C.	Third supplementary agreement approved	3
3D.	Fourth supplementary agreement approved	3
3E.	Fifth supplementary agreement approved and ratified	3
3F.	Effect of sixth supplementary agreement	3
3G.	Seventh supplementary agreement approved	3
3H.	Effect of eighth supplementary agreement	4
4.	Closure of portion of railway and public road	4
6.	Declaration as to non-application of certain Acts and law	4
7.	Summary refusal of applications by Minister	5

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Alumina Refinery Agreement Act 1961

Contents

First Schedule — Alumina Refinery Agreement

Second Schedule — First supplementary agreement

Third Schedule — Second supplementary agreement

Fourth Schedule — Third supplementary agreement

Fifth Schedule — Fourth supplementary agreement

Sixth Schedule — Fifth supplementary agreement

Seventh Schedule — Extract from sixth supplementary agreement

Eighth Schedule — Seventh supplementary agreement

Notes

Compilation table	74

Defined terms

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Reprinted under the

Reprints Act 1984 as

at 5 September 2014

Alumina Refinery Agreement Act 1961

An Act to approve and ratify an agreement entered into by the State with respect to the establishment of a refinery to produce alumina, and to provide for carrying the agreement into effect and for incidental and other purposes.

1.	Short title

This Act may be cited as the Alumina Refinery Agreement Act 1961 1.

2.	Terms used

In this Act, unless the contrary intention appears — agreement means —

(a)	in sections 3(1) and 4, the agreement of which a copy is set forth in the First Schedule; and

(b)	except as provided in paragraph (a), the agreement referred to in that paragraph as amended by the first supplementary agreement, the second supplementary agreement, the third supplementary agreement, the fourth supplementary agreement, the fifth supplementary agreement, the sixth supplementary agreement, the seventh supplementary agreement, the eighth supplementary agreement, and the agreement set out in the First Schedule to the Alumina Refinery (Pinjarra) Agreement Act 1969, and if that agreement is altered in accordance with the provisions thereof, includes that agreement as so altered from time to time;

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Alumina Refinery Agreement Act 1961

s. 3

eighth supplementary agreement means the agreement of which a copy is set forth in the Schedule to the Alumina Refinery Agreements (Alcoa) Amendment Act 1987;

fifth supplementary agreement means the agreement of which a copy is set forth in the Sixth Schedule;

first supplementary agreement means the agreement of which a copy is set forth in the Second Schedule;

fourth supplementary agreement means the agreement of which a copy is set forth in the Fifth Schedule;

second supplementary agreement means the agreement of which a copy is set forth in the Third Schedule;

seventh supplementary agreement means the agreement of which a copy is set forth in the Eighth Schedule;

sixth supplementary agreement means the agreement set out in the Schedule to the Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978, a copy of clause 18 of which is set forth in the Seventh Schedule;

third supplementary agreement means the agreement of which a copy is set forth in the Fourth Schedule.

[Section 2 amended by No. 48 of 1963 s. 2; No. 76 of 1966 s. 2; No. 61 of 1967 s. 2; No. 47 of 1972 s. 2; No. 34 of 1974 s. 2; No. 15 of 1978 s. 5; No. 99 of 1986 s. 4; No. 86 of 1987 s. 7.]

3.	Approval and ratification of agreement

(1)	The agreement is approved and ratified.

(2)	Notwithstanding any other Act or law, the agreement shall be carried out and take effect, as though its provisions had been expressly enacted in this Act.

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Alumina Refinery Agreement Act 1961

s. 3A

3A.	First supplementary agreement approved and ratified

The first supplementary agreement is approved and ratified.

[Section 3A inserted by No. 48 of 1963 s. 3; amended by No. 76 of 1966 s. 3.]

3B.	Second supplementary agreement approved

The second supplementary agreement is approved.

[Section 3B inserted by No. 76 of 1966 s. 4.]

3C.	Third supplementary agreement approved

The third supplementary agreement is approved.

[Section 3C inserted by No. 61 of 1967 s. 3.]

3D.	Fourth supplementary agreement approved

The fourth supplementary agreement is approved.

[Section 3D inserted by No. 47 of 1972 s. 3.]

3E.	Fifth supplementary agreement approved and ratified

The fifth supplementary agreement is approved and ratified.

[Section 3E inserted by No. 34 of 1974 s. 3.]

3F.	Effect of sixth supplementary agreement

The agreement is amended and shall be read and construed in accordance with the provisions of the sixth supplementary agreement.

[Section 3F inserted by No. 15 of 1978 s. 6.]

3G.	Seventh supplementary agreement approved

(1)	The seventh supplementary agreement is approved.

(2)	Without limiting or otherwise affecting the application of the Government Agreements Act 1979, the seventh supplementary agreement shall operate and take effect notwithstanding any other Act or law.

[Section 3G inserted by No. 99 of 1986 s. 5.]

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Alumina Refinery Agreement Act 1961

s. 3H

3H.	Effect of eighth supplementary agreement

The agreement is amended in accordance with the eighth supplementary agreement.

[Section 3H inserted by No. 86 of 1987 s. 8.]

4.	Closure of portion of railway and public road

(1)	After a date to be fixed by proclamation, which date shall not be earlier than the date of the construction of the deviation railway and the deviation road referred to in clause 3(1) of the agreement —

(a)	so much of the railway made under the Coogee-Kwinana Railway Act 1952, as is necessary to give effect to the agreement, shall cease to operate;

(b)	so much of the public road known as the Perth-Naval Base Road, as is necessary to give effect to the agreement, shall be closed and all rights of way over it shall cease.

(2)	The proclamation referred to in subsection (1) shall set out —

(a)	the portion of the line of railway; and

(b)	the portion of the public road,

that shall be closed pursuant to this section.

[5.	Deleted by No. 31 of 2003 s. 141.]

6.	Declaration as to non-application of certain Acts and law

Notwithstanding any other Act or law and without limiting the effect of section 3, it is hereby declared that —

(a)	the sale and purchase of the land referred to in clause 3A(1) and (2) of the agreement shall be valid and

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Alumina Refinery Agreement Act 1961

s. 7

effect shall be given thereto according to the terms thereof, without any approval, consent or permission that may be required in relation to the sale and purchase under any Act or law, being obtained; and

(b)	the provisions of the Hire-Purchase Act 1959 do not apply to any lease referred to in clause 10A(3)(i) and (ii) of the agreement; and

(c)	section 96 of the Public Works Act 1902 does not apply to the extension of the railway referred to in clause 10A(1) of the agreement.

[Section 6 inserted by No. 61 of 1967 s. 4.]

7.	Summary refusal of applications by Minister

Where, pursuant to clause 25A(2) of the principal agreement, the Minister by notice refuses an application mentioned in that subclause, the application ceases to have any effect for the purposes of the Mining Act 1978 when that notice is served.

[Section 7 inserted by No. 86 of 1987 s. 9.]

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

First Schedule — Alumina Refinery Agreement

[s. 2]

[Heading inserted by No. 48 of 1963 s. 4; amended by No. 19 of 2010 s. 4.]

An Agreement under Seal made the Seventh day of June 1961 BETWEEN THE HONOURABLE CHARLES WALTER MICHAEL COURT O.B.E. M.L.A. Acting Premier and Minister for Industrial Development of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part and WESTERN ALUMINIUM NO LIABILITY a Company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 360 Collins Street Melbourne and having its registered office in the State of Western Australia at 55 MacDonald Street Kalgoorlie (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part.

Ratification and Operation 2

1. (1) The provisions of this Agreement other than the following provisions (in this Clause hereinafter called “the excepted provisions”) that is to say this Clause subclause (2) of clause 3 subclause (5) of clause 14 subclause (3) of clause 15 and in so far as they relate to the supply of power to the boundaries of ore bodies subclause (1) and (2) of clause 14 hereof shall not come into operation unless a Bill to ratify this Agreement is passed by the Parliament of Western Australia and comes into operation as an Act before the 31st day of December 1961; provided that the Company will through its own efforts or through the efforts of its General Managers the Western Mining Corporation Limited of 360 Collins Street Melbourne continuously use its best endeavours to raise the finance required for the discharge of its obligations hereunder.

(2) The State shall as soon as conveniently may be introduce such a Bill in the said Parliament and such Bill shall contain a provision that this Agreement shall be carried out and take effect as though its provisions had been expressly enacted in the Act being the Ratifying Act as hereinafter defined.

(3) If however the Bill referred to in subclause (1) of this clause is not passed or does not come into operation as an Act as therein provided the following clauses of this Agreement shall not or shall cease to operate and neither of the parties hereto shall have any claim against the other of them with respect to any matter or thing arising out of this Agreement but without prejudice to existing rights and obligations separately acquired or imposed.

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Alumina Refinery Agreement Act 1961

Alumina Refinery Agreement            First Schedule

(4) Notwithstanding the coming into operation of the Ratifying Act the State shall not be obliged to perform or to commence to perform any of the obligations on its part hereinafter contained involving the expenditure of money by the State (other than its obligations under the excepted provisions and under clause 9 hereof) prior to the commencement date as hereinafter defined.

Interpretation 2

2. In this Agreement unless the context shall otherwise require the following terms shall have the following meanings: —

“adjacent” means near to so as not to involve the crossing of more than one public road and one public railway;

“associated Company” means: —

(a)	any Company incorporated within the Commonwealth of Australia the United Kingdom or the United States of America which establishes manufacturing operations on or adjacent to the works site and whose business is or operations are substantially dependent on the products or services of the Company and in which the Company holds directly or indirectly not less than 20 per centum of the issued capital and of which the Company gives notice in writing to the State;

(b)	any Company of which the Company is a subsidiary Company (as defined in Section 130 of the Companies Act 1943); and

(c)	any Company which is a subsidiary (defined as aforesaid) of the company referred to in paragraph (b) of this definition.

“bulk cargo” means any quantity of alumina or the usual bulk materials used in an alumina industry and being bauxite or alumina for shipment or materials consigned for use by the Company or by any subsidiary Company or by any associated Company in connection with its operations in that industry;

“commencement date” means the date referred to in subclause (4) of clause 3 hereof on which the State gives notice to the Company that subclause (4) of clause 1 hereof shall no longer apply;

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

“direct railway” means the railway referred to in subclause (1) of clause 10 hereof;

“dry ton” means a ton after the deduction of the moisture content as ascertained in the manner mentioned in subclause (13) of clause 9 hereof;

“financial year” means the period of 12 months ending on the 31st day of March or on such other date as the parties may from time to time agree;

“Harbour Trust Commissioners” means the body corporate established under the name of the Fremantle Harbour Trust Commissioners pursuant to the Fremantle Harbour Trust Act 1902;

“leased area” means the Crown land referred to in, subclause (1) of clause 9 hereof;

“Minister” means the Minister for Industrial Development in the Government of the said State his successors in office or other the Minister for the time being responsible under whatsoever title for the administration of industrial development in the said State;

“Minister for Mines” means the Minister of the Crown to whose administration the Mining Act 1904 is for the time being committed and includes the Minister for the Crown for the time being acting as Minister for Mines or discharging the duties of his office;

“month” means calendar month;

“person” or “persons” includes bodies corporate;

“production date” means the date upon which the Company after the erection and establishment of the refinery commences the production of alumina therefrom being a date (to be notified in writing by the Company to the State within 1 month of the commencement of such production) not later than the 31st day of March 1967 or being such extended date (if any) as the Minister may allow under subclause (a) of clause 4 hereof;

“Railways Commission” means the Western Australian Government Railways Commission established pursuant to the Government Railways Act 1904;

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Alumina Refinery Agreement Act 1961

Alumina Refinery Agreement            First Schedule

“Ratifying Act” means the Act referred to in subclause (1) of clause 1 hereof;

“refinery” means the refinery referred to in paragraph (a) of subclause (1) of clause 4 hereof;

“subsidiary company” means any Company incorporated within the Commonwealth of Australia the United Kingdom or the United States of America in which the Company either directly or indirectly holds not less than 50 per centum of the issued shares for the time being and of which the Company gives notice in writing to the State;

“the said State” means the State of Western Australia;

“ton” means a ton of 2 240 pounds weight;

“wharf” means the wharf to be constructed by the Company pursuant to clause 5 hereof and includes any jetty structure and the approaches to the wharf;

“works site” means the land referred to as the works site in clause 3 hereof;

Any reference in this Agreement to an Act means that Act as amended from time to time and includes any Act passed in substitution for that Act and any regulations or by-laws made and for the time being in force under any such Act.

Works Site 2

3. (1) The parties hereto intend that the “works site” for the purposes of this Agreement will consist of the land comprising a total of 137 acres or thereabouts delineated (subject to survey) and coloured red and blue on the plan marked “A” and initialled by or on behalf of the parties hereto for the purposes of identification less however any land required for the purposes of a road and railway passing through or over the land coloured red on the said plan (which road is hereinafter referred to as the “deviation road” and which railway is hereinafter referred to as the “deviation railway”) in substitution for the land comprised within the existing road and railway passing through or over the said land coloured red in so far as that land lies between the boundaries of the said land coloured red (hereinafter referred to as “the existing road and railway”).

(2) As soon as conveniently may be the State will decide upon the route for the deviation road and for the deviation railway. It will carry out necessary surveys and in relation to the deviation railway will seek the approval of the said Parliament to the making of the deviation railway pursuant to Section 96 of the Public Works Act 1902.

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

(3) As soon as practicable after the said Parliament has approved of the making of the deviation railway and after the completion of necessary surveys for both the deviation road and the deviation railway the State shall commence to construct and shall diligently complete the construction thereof and on such completion shall do all things necessary to amend the relevant Certificate of Title to the said land coloured red on the said plan by including in the said Certificate of Title the land comprised within the existing road and railway and by excluding therefrom any land required for the purposes of the deviation road and the deviation railway. Simultaneously the State will cause the existing road and railway (so far as it passes through or over the said land coloured red on the said plan) to be closed and provision for this purpose will be made in the Bill for the Ratifying Act.

(4) When the Company has produced to the State evidence sufficient to prove its intention and ability to construct and establish the refinery the State will give notice to the Company that subclause 4 of clause 1 hereof shall no longer apply and will sell to the Company which will purchase an estate in fee simple free of encumbrances in the land comprised within the works site for a price calculated at the rate of $500 per acre payable on presentation for registration of the transfer or transfers of the works site free of encumbrances notwithstanding that the whole or part of the works site may be subject to the provisions of the Industrial Development (Resumption of Land) Act 1945 and the Industrial Development (Kwinana Area) Act 1952 or either of them; and on such payment the State will give to the Company possession of the works site including the surfacing and rails of the existing road and railway: PROVIDED HOWEVER that the State may authorise the Company at any time and from time to time prior to giving possession as aforesaid to enter upon the works site and the land the subject of the easement referred to in subclause (8) of clause 5 hereof with or without agents and workmen and to carry out surveys and other work including the laying of foundations for and the commencement of construction of the refinery: provided further that if the Company has not completed and established the refinery within the period or extended period referred to in paragraph (a) of clause 4 hereof the Company will at the request in writing of the State sell transfer and give vacant possession of the works site to the State at the price the Company paid to the State therefor. Within three months after any such sale but provided that there is no mortgage or encumbrance affecting the work site at the time of the transfer thereof to the State the Company shall be entitled to remove any improvements effected by it

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Alumina Refinery Agreement Act 1961

Alumina Refinery Agreement            First Schedule

to the works site filling in consolidating and levelling off all excavations. Subject to the last proviso mentioned the Company shall be entitled to mortgage or otherwise encumber the works site for the purpose of obtaining finance to erect and establish the refinery and any finance so obtained shall be expended in the erection and establishment of the Refinery and not otherwise.

(5) Before effecting the said transfer of the works site to the Company the State if so requested in writing by the Company shall take all reasonable steps to have ejected from the works site any trespasser who may be residing on any part of the land.

(6) The Company will on demand pay to the State as the Company’s contribution towards the cost of the construction of the deviation road and of the deviation railway a sum equivalent to the cost which the Company would be likely to incur if during the period when the deviation road and deviation railway are constructed the Company had at its cost caused the construction of a road and railway comparable with the existing road and railway and will on demand pay to the Commissioner of Main Roads (on behalf of the State) such proportion as the Company and the Commissioner may agree of the total cost incurred by the Commissioner in constructing the road approaches to the deviation road from the existing main Perth-Naval Base Road and of acquiring necessary land for the purpose.

(7) It will be the responsibility of the Company to carry out any necessary maintenance to the existing road and railway in so far as the Company requires the same for its own purposes and so long as the Company maintains the existing railway as the Company’s siding for the purposes of its operations hereunder the State will maintain rail access to that railway.

(8) Notwithstanding the foregoing provisions of this clause the State and the Company may mutually agree upon the excision from the land to be sold and transferred to the Company as the “works site” of such portion or portions thereof as may be divided by the deviation road and/or the deviation railway from the main area of the works site and the balance of the land will then for the purposes of this Agreement become and be deemed the “works site”.

Construction of Refinery on the Works Site 2

4. (1) The Company hereby covenants and agrees with the State that —

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

(a)	The Company will before the 31st of March 1965 commence to erect and thereafter will diligently proceed with the construction and establishment on the works site of a refinery estimated to cost (inclusive of all necessary ancillary buildings works plant equipment services and the wharf referred to in clause 5 hereof and the installation thereon of related or ancillary appliances and facilities for the loading and discharge of vessels there at $10,000,000 and designed to produce and capable of producing not less than 120,000 tons of alumina per annum and shall by the 31st day of March 1967 complete the construction and establishment of the refinery on the works site and provide thereon all necessary ancillary buildings works plant equipment and services for the production of alumina: PROVIDED that if the Company produces to the Minister evidence sufficient to prove that the Company is unable or likely to be unable for reasons outside its control to commence the erection of the refinery before the 31st day of March 1965 but has a reasonable chance of commencing the same within a further period of 12 months the Minister will postpone the date by which the Company must commence the erection of the refinery accordingly and will also postpone the date for the completion and establishment of the refinery to the 31st day of March 1969 or such extended date as may be appropriate under clause 29 hereof.

(b)	In its construction of the refinery and in equipping and operating the works to be carried on on the works site the Company shall comply with accepted modern practice in relation to refineries for the production of alumina and in so doing will endeavour to avoid as far as is reasonable and practicable the creation of any nuisance.

(2) So long as the Company or any subsidiary or associated Company carries out its operations as aforesaid it shall not subject to the provisions of Clause 6 hereof be liable for discharging from the works site effluent as in clause 6 mentioned or smoke dust or gas into the atmosphere or for creating noise smoke dust or gas on the works site if such discharge or creation is necessary for the efficient operations of the Company or of any subsidiary or associated company and is not due to negligence on the part of the Company or any subsidiary or associated company as the case may be.

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Alumina Refinery Agreement Act 1961

Alumina Refinery Agreement            First Schedule

(3) Unless the State has given to the Company the notice referred to in subclause (4) of clause 3 hereof the Company will not be liable in damages for failure to commence or complete the construction of the refinery.

Wharf Construction and Facilities 2

5. (1) The parties acknowledge that the Company for the purposes of its operations hereunder will require to construct a wharf into the ocean approximately opposite to the Northern boundary of the works site (or as may be mutually agreed) and for this purpose will require certain rights and easements in relation to the wharf and approaches thereto from the works site.

(2) The Company will at its own cost retain and continue to retain the services of Messrs. Maunsell and Partners of London and Melbourne Engineering Consultants and/or other consultants of similar standing and repute to advise and assist the Company in close liaison with the appropriate officers of the Harbour Trust Commissioners with a view to the selection by the Company with the concurrence of such officers of the most suitable location design and methods of construction of a wharf and wharf facilities for the purposes of this agreement. The design of the wharf will be such as to provide for extension thereto if and when required for the Company’s operations; PROVIDED HOWEVER that any dispute as to the location design or methods of construction as aforesaid shall be finally determined by the Minister who in making his decision will give due consideration to any unfair burden or added cost or interference with the Company’s operations on the works site that might be imposed on the Company by the selection of a location design or method of construction other than one recommended by the Company’s consultants.

(3) As soon as conveniently may be after the said selection and the commencement date the Company will commence and by the production date will complete the construction of a wharf and approaches thereto approximately opposite to the northern boundary of the works site (or elsewhere as the parties may mutually agree) and the construction or installation of related or ancillary appliances or facilities suitable for the efficient loading and discharge of vessels at the wharf for the purposes of the Company’s operations here under.

(4) The Company will at all times during the currency of this agreement maintain in good order and condition the wharf and the shore approaches thereto constructed by the Company pursuant to this Agreement.

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

(5) Provided the use of the Company’s wharf shall not interfere with the Company’s own requirements in regard thereto (a matter which shall be within the sole determination of the Company) the Company will permit its wharf to be used by any other person for the handling of inward and outward cargo belonging to that person. If the Company and the Harbour Trust Commissioners shall from time to time mutually agree upon terms and conditions (including charges) for such handling and if required by the said Commissioners the Company shall act as their agent for and in relation to the collection of such charges and shall remit to the Commissioners the portion thereof which shall be payable to the Commissioners.

(6) Any structure or installation erected by the Company (other than removable buildings) on or in the solum or bed of the ocean below low water mark shall at all times belong to and be the property of the State but the State hereby grants to the Company a license during the currency of this agreement to use and occupy and subject to the control of the Harbour Trust Commissioners in the discharge of their statutory functions and powers relating to the movement and berthing of ships to control and manage the wharf free of rental or license fee.

(7) Where the consent of the Harbour Trust Commissioners is necessary in regard to extensions or alteration of or the Company’s use of the wharf and/or the facilities thereon such consent shall not be arbitrarily or unreasonably withheld.

(8) The State simultaneously with the registration of the transfer of the works site will grant to the Company an easement over a strip of land 300 feet wide delineated subject to survey and coloured green on the said plan marked “A” or in such situation as may be necessary to allow access to the said wharf conferring a right of carriageway over and the right to run pipes and wires over under and through such strip of land to provide electrical water fuel and other services necessary for the purposes of this agreement and to instal and erect rails and conveyor systems of all types thereon.

(9) Within 6 months after the end or sooner determination of the currency of this agreement the Company may (except in so far as the State and the Company may otherwise in writing mutually agree and subject to the next succeeding subclause) remove and carry away from the wharf any plant equipment and removable buildings on the wharf and shall fill in and consolidate and level off all holes and excavations thereby resulting and if within such period of 6 months the Company fails so to consolidate and level off the State may so consolidate and level off and the Company shall on demand pay to the State the amount of the costs and expenses so incurred and the plant equipment and removable buildings not removed by the Company within the period aforesaid shall become the absolute property of the State.

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Alumina Refinery Agreement Act 1961

Alumina Refinery Agreement            First Schedule

(10) In the event of the Company deciding to remove the said plant equipment and removable buildings it shall not do so without first notifying the State in writing of that decision and thereby granting to the State an option exercisable within 3 months of the service of such notice to purchase at valuation in situ the said plant equipment and removable buildings or any of them. Such valuation if not mutually agreed shall be made by such competent valuer as the parties may appoint or failing agreement as to such appointment then by two competent valuers one to be appointed by each party or by an umpire appointed by such valuers should they fail to agree.

(11) The Company will indemnify and keep indemnified the State against all actions claims costs and demands (not being actions claims costs or demands based on or arising out of the negligence of the State its agents servants or third party contractors) arising out of or in connection with the construction maintenance or use of the wharf and the operations on or from the wharf.

Effluent 2

6. (1) The residue (commonly known as “red mud”) resulting from the refinery operations of the Company on the works site is expected to consist mainly of iron oxide and siliceous sand commonly known as “sands”.

(2) The Company may and shall to the extent necessary to enable it to complete the filling with sands as provided in subclause (4) of this clause in accordance with accepted modern practice in the alumina industry separately collect on the works site the iron oxide and the sands and will be responsible for the efficient discharge of residue through a pipe or pipes to disposal areas as hereinafter in this clause mentioned.

(3) For the purposes of disposal of the red mud —

(a)	The State will make available within 2 miles from the nearest boundary of the works site an area of not less than 200 acres.

(b)	Subject to the prior approval in writing of the Minister the Company will purchase a further area comprising land of not less than 500 acres within 2 miles from the works site or within such greater distance as the State may in writing agree but the State will co-operate with the Company in the selection of a suitable site for this purpose.

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Alumina Refinery Agreement Act 1961

First Schedule            Alumina Refinery Agreement

(4) The Company agrees that the land made available by the State under subclause (3)(a) of this clause will be filled mainly with iron oxide but partly with sands to within two (2) feet of a level or levels to be mutually agreed before the Company commences to fill in other land with iron oxide. When any portion of the land so provided by the State of an area of ten acres or more is so filled the Company will within 2 years or such longer period as the State may nominate thereafter complete the filling of such portion with sands only and will then advise the State in writing of the completion of such filling whereupon the Company’s rights and interests in respect of such portion shall cease and determine. The Company shall use reasonable endeavours to ensure that each such portion will support buildings for light industry.

(5) The State and the Company will co-operate from time to time in the discharge of sands at a disposal point or disposal points to be mutually agreed. If and to the extent that such disposal is on or near the foreshore or otherwise within or through the boundaries of the Fremantle Harbour the disposal of sands will be subject to the approval in writing (which shall not be unreasonably withheld) of the Harbour Trust Commissioners and to terms and conditions reasonably imposed from time to time by those Commissioners including provisions relating to the manner place and quantity of disposal.

(6) The Company shall at its own cost separately pump the iron oxide and the sands through a pipe or pipes under pressure and conditions which will efficiently discharge the iron oxide and the sands into the agreed disposal areas. The Company shall provide on the works site and maintain adequate pumps pipes and apparatus to provide for and maintain the discharge throughout the continuance of this agreement.

(7) The State shall after prior consultation from time to time with the Company decide the routes to be followed by such pipe lines which routes may be within the boundaries of any road railway or land belonging to the Crown or any local authority but subject thereto will follow as direct a route as is reasonably possible and subject to any mutual agreement to the contrary the State shall at the cost of the Company provide lay patrol maintain repair renew and be responsible for and do all things necessary for the continuous operation of such pipe lines from the boundary of the works site to the several discharge points of the residue and such cost shall include reasonable charges for supervision and administration; PROVIDED that the parties may agree that the Company shall carry out and be responsible for all or any of the State’s

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obligations under this subclause. The parties hereto may from time to time agree upon alternative routes and new discharge points for the discharge of the residue and for additional pipe lines upon terms and conditions to be mutually agreed or determined in default of agreement by arbitration as hereinafter provided.

(8) The Company will ensure that the residue discharged through the pipe or pipes containing the sands will not contain any material which may be or become or cause a nuisance or be or become dangerous or injurious to public health.

(9) In so far as the parties mutually agree that for the purpose of this clause it is necessary for the State to acquire land or any rights or interests to in over or in respect of land the State shall acquire the same either privately or compulsorily as for a public work under the Public Works Act 1902 and the cost and compensation involved shall be paid by the Company to the State on demand.

(10) The Company shall on request be supplied by the State with details of charges made by the State and shall be consulted from time to time regarding the sizes laying and condition of the pipe lines and any major expenditure which the State proposes to incur at the cost of the Company under this clause.

Dredging 2

7. (1) The parties hereto acknowledge that for the purposes of the Company’s operations hereunder it may be necessary at least for a main channel to be dredged to enable shipping to proceed through Cockburn Sound to the Company’s wharf and possibly also for dredging to be done to the channel approaches and swinging basin in relation to the Company’s wharf.

(2) The State so far as the Company is concerned will bear the cost of all such dredging to a depth of 30 feet below low water level.

(3) In relation to the dredging of the main channel the Company will bear and pay 25 per centum of the overall cost of such dredging below 30 feet below low water level to such depth as the State is required to dredge by or shall agree to dredge under the agreement ratified by Act No. 67 of 1960 or if the State is not so required or does not so agree then to such depth as the State and the Company may mutually agree to be reasonable for the Company’s operations hereunder.

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First Schedule            Alumina Refinery Agreement

(4) In relation to the dredging of approaches from the main channel to the Company’s wharf and the swinging basin in regard thereto the Company will bear and pay 50 per centum of the overall cost of such dredging below 30 feet below low water level.

(5) All dredging carried out under this clause will be to a bottom width of at least 400 feet and subject to the State’s commitments under the said agreement ratified by Act No. 67 of 1960 and in so far as those commitments will allow the State will carry out or cause to be carried out all dredging pursuant to this clause at such time or times to such depth and in such manner as the parties here to may from time to time mutually agree.

(6) The depositing of material dredged under this clause shall be carried out in such manner and place as the Harbour Trust Commissioners may from time to time direct or approve.

(7) The State throughout the currency of this Agreement will maintain all dredging carried out pursuant to this clause to a depth and width so carried out but the Company will pay to the State the cost of removal of solid obstructions to dredging which may have fallen into any berth.

Harbour Charges 2

8. (1) The Company hereby covenants and agrees with the State that it will in relation to the goods of the Company or of any subsidiary Company or associate Company which are discharged upon or over or shipped from the Company’s wharf pay to the Harbour Trust Commissioners wharf charges as set out below: —

(a)	On all inwards and outwards bulk cargoes

Rate per Ton Weight
Up to 100,000 tons per annum	10c
Over 100,000 tons but not exceeding 200,000 tons per annum	8 1/3c
Over 200,000 tons but not exceeding 300,000 tons per annum	7 1/2c
Over 300,000 tons but not exceeding 400,000 tons per annum	6 2/3c
Over 400,000 tons but not exceeding 500,000 tons per annum	5 5/6c
Over 500,000 tons per annum	5c

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Alumina Refinery Agreement            First Schedule

Wharf charges will be assessed on the aggregate of all inwards and outwards bulk cargoes during each financial year at the rate appropriate to such aggregate and upon any alterations in the Harbour Trust Commissioners’ general cargo Inner Harbour rate for wharfage on inwards goods for which other specific rates are not provided as fixed at the completion of the review of rates in progress at the date hereof (hereinafter in this paragraph referred to as “the basic rate”) the rates shall increase or decrease proportionately to the alterations in the basic rate.

(b)	On all inwards and outwards cargoes, other than bulk cargoes

A sum equal to 25 per centum of the appropriate prescribed general cargo rates applicable to Fremantle Harbour Trust Inner Harbour cargoes (which rates as at the date of this agreement are $1.35 per ton for inward cargoes and $1 per ton for outward cargoes.

(2) No charges shall be levied by the Commissioners in respect of vessels using the Company’s wharf, other than —

(a)	tonnage rates from time to time levied by the Commissioners for the Port of Fremantle on the gross registered tonnage of vessels.

(b)	the usual charges from time to time prevailing made by the Commissioners in respect of services rendered to or in respect of any vessel by the Commissioners.

(3) Save as aforesaid no other charges or dues (except for services actually rendered at the request of the Company, shall be levied by the Commissioner or any other State authority upon inwards and outwards cargoes belonging to the Company or any subsidiary company or any associated company discharged upon or over or shipped from the Company’s wharf.

Leased Area 2

9. (1) The State shall —

(a)

As soon as conveniently may be upon receipt of a request in writing from the Company in that behalf given at any time prior to the commencement date or the 1st day of April 1969 whichever is the earlier but with effect from the date of such

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First Schedule            Alumina Refinery Agreement

receipt grant to the Company a mineral lease of the Crown land within the land delineated (subject to survey) and coloured red on the plan marked “C” and initial led by or on behalf of the parties here to for identification (which land is hereinafter referred to as the “leased area” and may include additional areas pursuant to subclause (6) of this clause) for the purposes of mining for bauxite for the term mentioned in subclause (5) of this clause subject to the performance by the Company of its obligations under this clause including the payment of the amounts and royalties hereinafter mentioned and otherwise save with respect to labour conditions subject to the provisions of the Mining Act 1904; and

(b)	Forthwith after the date on which the Bill for the Ratifying Act comes into operation as an Act and notwithstanding the provisions of Sections 276 and 277 of the Mining Act 1904 a right of occupancy for a period of 5 years of the Crown land the subject of Temporary Reserve No. 1931H delineated (subject to survey) and coloured blue on the said plan for the purpose of prospecting for bauxite subject to the terms and conditions hereinafter in this clause and in Appendix “A” hereto contained and otherwise subject to the provisions of the Mining Act 1904 —

(2) The Company shall pay in advance to the Department of Mines on behalf of the State —

(a)	by the way of rental under the mineral lease a sum calculated at the rate of $5 per annum for every square mile contained in the leased area; and

(b)	for the right of occupancy of the Temporary Reserve the sum of $100 per annum.

(3) Royalty will be payable by the Company to the Department of Mines on behalf of the State at the rate of 7.5 cents per dry ton of bauxite produced for the purpose of being processed in the said State and at the rate of 10 cents per dry ton of bauxite produced for the purposes of sale as ore outside the State. The royalty payable under this subclause shall increase or decrease proportionately to the increase or decrease in the mean quarterly world selling price of aluminium above or below five hundred Australian dollars (A$500) per ton. The mean quarterly world selling price of aluminium is deemed to be the

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Alumina Refinery Agreement            First Schedule

average expressed in dollars Australian of the four prices first quoted in the London Metal Bulletin in respect of Canadian primary aluminium 99.5 per cent. purity F.O.B. Toronto in each of the four quarters immediately preceding that quarter referred to in subclause (14) of this clause for which the royalty return is required.

(4) As from the date the Bill to ratify this agreement comes into operation as an Act and until the granting of the mineral lease referred to in paragraph (a) or subclause (1) of this clause or until the 31st day of March 1969 whichever shall first occur the Company shall have the right and be subject to the obligation to prospect for and the right to mine bauxite on Temporary Reserve Number 1604H and shall have all the other rights held by it at the date hereof in connection therewith and shall have the same rights to prospect and mine and otherwise on and shall be subject to the same obligations with respect to any Crown land comprised in the leased area as though all such land were included within Temporary Reserve 1604H save that the Company shall as from the date first mentioned in this subclause pay in advance to the Department of Mines on behalf of the State a rental calculated at the rate of $5 per annum for every square mile of the leased area and a royalty of 10 cents per dry ton of bauxite produced for the purposes of sale as ore outside the said State: Provided that the rights in this subclause mentioned shall in any event cease and determine except with respect to the leased area at the expiration of five years from the date the Bill for the Ratifying Act comes into operation as an Act and shall altogether cease and determine on the 31st day of March 1969.

(5) Subject to the performance by the Company of its obligations under this clause the term of the mineral lease when granted will subject as hereinafter provided be for 21 years from the date of receipt of the request referred to in subclause (1) of this clause with the right of renewal for a further period of 21 years upon the same terms and conditions except this present right of renewal. Within the first six months of the twelve months immediately preceding the expiration of the further period of 21 years the Company if then operating the refinery pursuant to this agreement may give notice in writing to the State that it desires a further mineral lease for bauxite for a term of 21 years of the leased area and the State shall within 6 months from its receipt of that notice determine and notify the Company of the terms and conditions upon which it is prepared to grant such a further mineral lease and the Company for a period of three months thereafter will have the right to accept the further mineral lease on those terms and conditions. For a period of two years thereafter the State shall not offer to grant a mineral lease of the leased area for bauxite to any person other than the Company on more favourable terms and conditions

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than are offered to the Company. If the Company shall not have completed the erection and establishment of the refinery by the 31st day of March 1969 the term of the mineral lease will (unless the Company gives notice in writing to the State prior to the 31st day of March 1969 that it desires the term of the mineral lease to determine on or before that date) determine on the 31st day of March 1974 and during the period from the 1st day of April 1969 to the 31st day of March 1974 in lieu of the rental and royalty payable under subclauses (2) and (3) of this clause

(a)	The rental payable shall be calculated at the rate of $10 per annum per square mile of the leased area; and

(b)	The royalty payable to the Department of Mines shall be 20 cents per dry ton on all bauxite produced and sold —

and the Company shall have the right to reopen negotiations with the State for the erection of a refinery or other treatment plant of the nature referred to in Clause 4 hereof and for a further mineral lease of the leased area.

(6) If during the currency of the Company’s right of occupancy of Temporary Reserve No. 1931H the Company locates any area or areas within the Temporary Reserve containing further deposits of bauxite such additional area or areas shall upon application in writing by the Company for the purpose be incorporated within the mineral lease if then granted and otherwise when granted upon the same conditions in every respect as apply to the original area of the leased area.

(7) The mineral lease the leased area and the Company in its operations thereon shall be subject to the provisions of the Mines Regulation Act 1946 and the Company shall comply with and observe such provisions.

(8) The Company will be at liberty to ship or export outside the said State bauxite up to a total amount of 2,560,000 tons with a maximum in any one financial year of 500,000 tons (unless otherwise mutually agreed by the parties) over a period of 7 years from the date of execution of this agreement. Thereafter the State may permit the export of bauxite in such quantities as are reasonable in the light of the ore reserves of bauxite then known to be in the leased area.

(9) The Minister for Mines on application by the Company from time to time will grant such machinery tailings or other leases or tenements under the Mining Act 1904 as the Company shall reasonably require and request for the purpose of carrying on its operations on the leased area.

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Alumina Refinery Agreement            First Schedule

(10) Subject to the due compliance by the Company with its obligations with respect to the carrying on of mining operations on the leased area in accordance with the provisions hereof the Company shall not be required to comply with labour conditions imposed by or under the Mining Act 1904 in regard to the leased area.

(11) The State may at any time before the expiration of 3 months from the date of receipt of the notice referred to in paragraph (a) of subclause (1) of this clause cause a ground or aerial survey to be made of the leased area or any part thereof and if any such survey is made the Company will on demand pay to the Department of Mines Perth within 3 months from the commencement date the actual cost of the survey.

(12) The Company will at all times during the currency of the mineral lease carry out its operations on the leased area in a workmanlike manner will maintain all mines therein in good order repair and condition but without the consent of the Minister for Mines will not use or permit the use of the leased area or any part thereof for any purpose not contemplated by this agreement.

(13) For the purpose of computing the gross tonnage in respect of which royalties are payable the weight thereof as recorded by the Railways Commission for the purpose of calculating freight charges ascertained from weigh bridge weights or other records with such corrections or adjustments thereof as shall be necessary to ensure reasonable exactitude or ascertained by such alternative method as is mutually agreed shall after deduction of the moisture content as ascertained by the Company on sampling and testing in accordance with its usual practice be taken as correct. The railway weigh bridge if used for the purposes of calculating freight charges shall be tested and adjusted at the expense of the State whenever either party requests this to be done.

(14) In the months of January April July and October of each year the Company will furnish to the Minister for Mines a return of all bauxite chargeable with royalty and transported from the leased area during the period of three calendar months ending on the preceding last day of December March June and September as the case may be and shall within 60 days of the expiration of each such calendar quarterly period pay to the Under Secretary for Mines on behalf of the State the amount of royalty due for such quarter.

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(15) Nothing in this agreement shall limit any rights of the Company under the mining laws of the said State or the right of the State to grant mining rights to the Company which it could grant to other persons or corporations under the said laws and without prejudice to the generality of the foregoing upon application by the Company for leases or other rights in respect of minerals, metals and other natural substances within the leased area the State will subject to the laws for the time being in force grant to the Company or will procure the grant to the Company of such leases or rights on terms no less favourable than those provided for by the Mining Laws of the said State.

(16) The rights granted to the Company by or under this clause shall be subject to and shall not in any way prevent restrict or hamper any right in the State to dispose of or deal with any land referred to in this clause for any public purpose for any public work as defined in the Public Works Act 1902 or for any purpose of building or furthering the industrial development (other than the mining and refining of bauxite) of the said State.

Railways 2

10. (1) At any time after the commencement date the Company may give notice to the State that it requires the construction of a railway from the crushing plant in the next following clause mentioned to the boundary of the works site and upon receipt of such notice the State shall if the making of the railway has then already been authorised by the said Parliament forthwith commence to construct and as soon as conveniently may be and in any event within two years after such receipt will complete and will thereafter so long as the Company uses the railway as contemplated by this agreement will provide funds for the operation and maintenance of a 3 feet 6 inches or wider gauge single railway (hereinafter called “the direct railway”) from the said crushing plant to the works site following generally the route of the proposed railway appearing in the Plan commonly known as the Stephenson Plan from Mundijong to Kwinana. If the making of the direct railway has not already been so authorised the State will seek the authority of the said Parliament thereto and forthwith after the authority is given will commence and thereafter will complete the railway as aforesaid.

(2) The State will at the request and cost of the Company construct and thereafter at the Company’s cost will maintain on the leased area such loops spurs and sidings as may be mutually agreed in order to assist in the efficient loading and transport of ore.

(3) Subject to the giving by the Company to the State of reasonable notice from time to time the State shall also use reasonable endeavours to provide and maintain efficient locomotives and bottom discharge ore wagons in sufficient numbers for the purposes of this agreement and the crews to operate

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them and will also transport by rail during the continuance of this agreement all the ore mined from the leased area and required by the Company to be transported to the works site; provided that the loading and unloading of ore wagons other than shunting shall be the responsibility of the Company.

(4) For a period of not less than thirty (30) years from the date of completion of the direct railway or unless or until the parties hereto shall otherwise in writing mutually agree the Company shall use only the rail facilities contemplated by this clause for the transport of ore from the leased area to the works site and in respect of such transport the Company shall pay to the State in respect of each financial year freight charges based upon the total tonnage of ore transported as aforesaid in that year as set out in the first column of the first part of the Schedule to this clause at the rates per ton mile set out in the second column of such Part PROVIDED HOWEVER that nothing in this subclause contained shall prevent the Company from transporting ore by such other means as it sees fit during any period while the State for any reason shall be unable to transport the Company’s anticipated daily requirements as hereinafter in this clause mentioned. If the direct railway after completion is unavailable for any period for transport of the Company’s anticipated daily requirements by reason of breakdown of any nature whatsoever and the Company during any such period as aforesaid desires to transport ore by a then existing railway other than the direct railway the State will use reasonable endeavours to make such then existing railway available for the purpose and the freight charges to be paid by the Company for ore so transported during that period shall not exceed the charges which would be payable by the Company if the ore transported as aforesaid had been transported via the direct railway.

(5) If pending completion of the direct railway the company shall desire to transport ore from the said crushing plant to the works site by means of the existing railway from Mundijong via Armadale and Jandakot to the works site the State shall subject to reasonable notice in writing from the Company of its desire in that behalf use reasonable endeavours to provide and maintain efficient locomotives and/or wagons in sufficient numbers and the crews to operate them to enable transport of the Company’s ore as aforesaid until completion of the direct railway and the Company shall pay to the State freight charges calculated in accordance with Part 2 of the Schedule to this clause for all ore so transported.

(6) The rates set out in the Schedule to this clause are based on full loading of the ore wagons and on a full complement of ore wagons per train load as mutually agreed between the parties.

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(7) In relation to all rail haulage by the State under this clause the following provisions shall apply —

(a)	The Company shall each month give to the State not less than one (1) month’s prior notice in writing of the Company’s anticipated daily requirements in rolling stock for the purpose of this agreement and the State shall use reasonable endeavours to meet those requirements

(b)	All loading of ore wagons other than shunting at the site of the said crushing plant shall be the responsibility of the Company and the Company will as far as practicable load the wagons to a capacity agreed upon between the Company and the Railways Commission.

(8) The amounts due by the Company to the State under subclauses (4) and (5) of this clause in respect of freight charges during any financial year shall be payable by monthly payments on the basis of anticipated or provisional tonnage subject to annual adjustment after the expiration of that year.

(9) In respect of the balance of the financial year from the production date to the last day of that year the number of tons per financial year for the purposes of Column 1 of the First and Second Parts of the Schedule to this clause shall be the number of tons of ore the Company anticipates it will require to be transported during the balance of the year multiplied by fifty-two and divided by the number of weeks in the balance of the year and the Company on or before the production date will give to the State notice in writing of such number of tons. The first of such monthly payments shall be made prior to the end of the month next following the month in which the transport is commenced. Within one (1) month after the expiration of that financial year the Company for the purposes of adjustment in rail freights payable shall notify the State in writing of the number of tons of ore transported. Prior to the end of the month next following the State if and to the extent that it has been overpaid for such freight charges shall pay to the Company and the Company if and to the extent that it has underpaid those charges shall pay to the State the difference between the amount paid and the amount payable on the basis of the number of tons transported calculated in accordance with the Schedule to this clause. In ascertaining the number of tons transported for the purposes of adjustment in rail freights railway weigh bridge weights or such alternative method of measuring as is mutually agreed shall be used.

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Alumina Refinery Agreement            First Schedule

(10) The rates of freight set out in Parts 1 and 2 of the Schedule to this clause are based on costs prevailing at the date of execution of this agreement and shall be subject to variation from time to time in proportion to any increase or decrease in the cost to the Railways Commission of maintaining and operating the direct railway. The State will at the request of the Company procure the certificate of the Auditor General of the said State as to the correctness of such variation in the freight rates.

(11) If for reasons beyond the Company’s control (which reasons shall include major repairs to equipment) or for any cause set out in clause 29 hereof particulars of which the Company shall notify to the State as soon as possible after occurrence the tonnage of ore transported in any month is appreciably reduced then for the purpose of calculating the adjusted rate per ton mile for that financial year the quantity transported in the last preceding month in which no reduction occurred shall be deemed to be the quantity transported during each of the months in which the reduction occurs.

THE SCHEDULE HEREINBEFORE IN THIS CLAUSE REFERRED TO:

Part 1

Column 1	Column 2
In tons per financial year	Rates per ton mile expressed in cents
Up to but not exceeding: —
150,000	8 - 1/3
300,000	3 - 13/24
450,000	3 - 1/8
600,000	2 - 1/2
750,000	2 - 2/9
In tons per financial year Exceeding: —
750,000	1 - 7/8

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Part 2

Column 1	Column 2
In tons per financial year	Rates per ton mile expressed in cents
Up to but not exceeding: —
150,000	5 - 5/12
300,000	2 - 11/12
450,000	2 - 17/24
600,000	2 - 1/2
750,000	2 - 7/24
In tons per financial year Exceeding: —
750,000	2 - 1/12

In each part of this Schedule the rate to apply to the aggregate tonnage actually transported shall be the rate appearing in Column 2 opposite the tonnage in Column 1 which is nearest above the actual tons transported.

Crushing Plant 2

11. (1) If at the commencement date the Company gives notice to the State that it desires to erect a crushing and loading plant at the rail-head of the direct railway the State will during the currency of this agreement make available to the Company sufficient land at the rail-head for the purpose and the Company will reimburse the State for any capital expenditure involved in acquiring for the purpose land additional to land at the date hereof available for use by the Railways Commission.

(2) Upon termination of this agreement the Company may remove the plant filling in consolidating and levelling off the land affected.

Roads 2

12. The State shall construct and provide sufficient funds for the maintenance of at a standard sufficient for the purpose public roads as the Company may reasonably require to enable the ore to be transported from the fringe of the ore bodies from time to time being worked by the Company to the rail-head.

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Alumina Refinery Agreement            First Schedule

Access to Forests 2

13. (1) The State acknowledges that the Company for the purposes of its operations under this agreement will need to enter upon and remove overburden from areas of State forests.

(2) The Company will from time to time give to the Conservator of Forests on behalf of the State at least six months prior notice in writing of the Company’s intention to enter upon an area of State forest to be specified in the notice and to cut and remove from the area forest produce and overburden for the purposes of the Company’s operations under this agreement; and the Conservator unless he has good and sufficient reason to the contrary shall grant to the Company any permit or license necessary for those purposes subject to usual or proper conditions: PROVIDED HOWEVER that —

(a)	before the Company commences mining operations on the area the Conservator may cut and remove therefrom any merchantable timber or other forest produce; and

(b)	the Company will dispose of all forest produce and overburden removed from the area in such places and in such manner as will not threaten or destroy the safety of any forest or forest produce on adjoining or other State forests and the Company will where economically possible dump the overburden into excavations made for the purpose by the Company with the approval of the Conservator. The Company will ensure after its operations on any area that that area is rendered and left tidy but not necessarily restored to its original contour.

(3) The Company will pay to the Conservator of Forests compensation at the rate of $200 per acre for the area of forest destroyed by or in connection with the Company’s mining activities. Such payments will be made in advance in the month of January of each year on the area of forest proposed to be destroyed in that year and payments by way of any necessary adjustment shall be made in the month of January next following.

(4) The forest officer for the time being in charge of State forest within the leased area may on reasonable grounds prohibit the use thereon of any roads or tracks and may from time to time give directions regarding the routes by which the ore or produce obtained from the leased area may be removed or taken through any part of the State forest and the Company shall

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comply with and observe such directions PROVIDED THAT those directions shall not apply to roads built by the Company the Main Roads Department or any other statutory body with the exception of the Forests Department. Subject thereto and provided that the use of any road does not result in undue damage to the forest or forest produce the Company may use such road or roads as it desires. Any damage to Forests Department roads or tracks resulting from operations by the Company on the leased area shall be repaired by the Company at its own expense to the satisfaction of the Forest Officer in Charge.

(5) All debris resulting from clearing operations on the leased area shall be disposed of by the Company to the satisfaction of the Forest Officer in Charge.

(6) The Company in its operations hereunder will comply with and observe the provisions of the Bush Fires Act 1954.

(7) The Company will take all such necessary precautions as may be indicated by the forest officer to prevent the occurrence or spread of any fire within or adjacent to the leased area.

Electricity 2

14. (1) The State Electricity Commission of Western Australia will within three (3) months of any request in writing from the Company supply fifty (50) cycle power sufficient for construction purposes on the Commission’s conditions prevailing at that time for the supply of such power at: —

(a) the boundary of the works site;

(b) the boundary of any ore body in the leased area then being or about to be mined by the Company; and

(c) the boundary of the crushing and loading site referred to in clause 11 hereof.

(2) Within six (6) months of the request in writing by the Company provide fifty (50) cycle power —

(a)	at the boundary of the works site sufficient for supplying normal operating requirements for those items of plant and equipment agreed between the Company and the Commission; and

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Alumina Refinery Agreement            First Schedule

(b)	at the boundaries referred to in paragraphs (b) and (c) of subclause (1) of this clause sufficient for mining and crushing requirements. Initially these requirements are estimated to be 250 k.v.a.

(3) If the Commission considers it reasonable that the Company should do so the Company will on demand pay to the Commission such proportion of the capital cost of the works erected by the Commission under paragraph (a) of subclause (1) of this clause as the Commission shall determine.

(4) The Company shall give reasonable notice from time to time of its maximum power requirements under this clause.

(5) The cost of power supplied under this clause shall be at rates not greater than the industrial schedule rates of the Commission from time to time prevailing in the Metropolitan area.

(6) Electricity generated in the Company’s own power house situated on or about the works site may be used for the purpose of operating any plant on the works site owned by the Company or any subsidiary or associated company.

Water 2

15. (1) The State will upon three (3) months prior notice in writing in that behalf given to it by the Company make available at such point on the boundaries of the works site and of the crushing and loading site referred to in clause 11 hereof as may be mutually agreed by the parties such quantities of potable water as will meet the Company’s requirements hereunder during the construction period.

(2) The State will upon six (6) months prior notice in writing in that behalf given to it by the Company make available at such point on the boundaries referred to in subclause (1) of this clause as may be mutually agreed by the parties such quantities of potable water as may be required by the Company or any subsidiary or associated company at any time up to a maximum total quantity of 350,000 gallons in any one day on the works site and 40,000 gallons in any one day at the crushing and loading site.

(3) The State will co-operate with the Company to facilitate the supply of water from natural sources in catchment areas or on Crown land on terms to be mutually agreed. The water used from these sources will be limited to requirements for boring blasting dust suppression and other like minor uses up to a maximum of 20,000 gallons in any one day unless otherwise mutually agreed. Water from these sources shall not be used for sluicing or other hydraulic mining methods.

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(4) Subject to the Company giving to the State at least twelve (12) months notice in writing in that behalf the State will supply such further quantities of water as may be reasonably required by the Company or by any subsidiary or associated company for further development of other operations on the works site and as the State considers may be made available for the purpose.

(5) The State agrees that the Company may sink on the works site and at the said crushing and loading site such wells and bores into the sub-soil as the Company thinks fit (but subject as hereafter mentioned) to a depth not exceeding Reduced Level Low Water Mark Fremantle minus 500 feet for the purpose of supplying for use by the Company or any subsidiary or associated company water for the purposes of their operations as contemplated by this agreement and the water so obtained and used will not be the subject of a charge by the State: PROVIDED ALWAYS that no such well or bore shall be sunk within two (2) chains of a boundary of the works site other than the boundary facing the ocean and that no bore shall in any event be sunk to a depth which will cause the artesian basin to be tapped unless the State shall previously have given its written consent thereto. The Company will on request by the State from time to time give to the State particulars of the number depth and kind of wells and bores sunk by it and the precise situation of each respectively and the quantities and quality of water obtained from each respectively.

(6) The price to be paid to the State by the Company and by any subsidiary or associated company for water supplied by the State as aforesaid under subclauses (1) (2) and (4) of this clause shall be at the rate ruling from time to time for excess water supplied for industrial purposes by the Metropolitan Water Supply Sewerage and Drainage Department pursuant to the provisions of the Metropolitan Water Supply Sewerage and Drainage Act 1909. The actual quantity of such water from time to time taken by the Company or by any subsidiary or associated company shall be ascertained by methods to be agreed by and acceptable to the parties here to and by approved equipment to be installed and maintained by the State at the point or points of supply and accounts may be rendered to the Company monthly. On request by either of the parties hereto to the other of them a check shall be taken of the said meter readings in such manner as shall be mutually agreed and in the event of a discrepancy in excess of five per centum (5%) being found in such readings the readings shall be adjusted to correct the discrepancy.

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Alumina Refinery Agreement            First Schedule

(7) The Company shall so far as is reasonably practicable recirculate on the works site the potable water used for cooling and processing purposes thereon.

Use of Sea Water at Refinery Site 2

16. The Company and any subsidiary company and any associated company may without charge draw sea water from Cockburn Sound for their or any of their operations on the works site and may return sea water used for cooling purposes only and for this purpose may subject to the approval of the Harbour Trust Commissioners (which approval will not be withheld unreasonably) construct such works and use such portion of the sea bed as may be reasonably required for such purposes.

Assignment 2

17. (1) The Company or any subsidiary or associated company with the consent in writing of the State shall have the right to assign or dispose of all or part of its rights and obligations under this agreement or any interest therein or acquired thereunder and such consent shall not be arbitrarily or unreasonably withheld subject to the assignee or assignees executing in favour of the State a deed of covenant to comply with and observe the assigned obligations.

(2) When under the provisions of subclause (1) of this clause any interest of the Company or subsidiary or associated company is disposed of or assigned to a company being at the date of disposal or assignment an associated or subsidiary company the State will not levy or exact any State Stamp Duties in respect of that disposal or assignment if effected for the purpose of construction reconstruction or reorganisation: PROVIDED THAT such disposal or assignment other than a disposal or assignment of the leased area or any part thereof or any right relating thereto takes place prior to the 31st day of March 1969.

No acquisition of works 2

18. (1) The State agrees that having regard to the particular nature of the industry proposed to be established by the Company under this agreement and subject to the performance by the Company of its obligations hereunder the State will not resume or suffer or permit to be resumed by any State instrumentality or by any local or other authority of the said State any portion of the works site or of the wharf the resumption of which would impede the Company’s activities or any portion of the Company’s works on the leased area the resumption of which would impede its mining activities nor will the State

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create or grant or permit or suffer to be created or granted by an instrumentality or authority of the said State as aforesaid any road right of way or easement of any nature or kind whatsoever over or in respect of the works site without the consent in writing of the Company first having been obtained which consent shall not be arbitrarily or unreasonably withheld.

(2) No person other than the Company or a subsidiary or associated company shall acquire any right under the mining laws of the said State in or over the works site or any part thereof save with the consent of the Company.

Preservation of rights 2

19. The State hereby covenants and agrees with the Company that subject to the due performance by the Company of its obligations under this agreement the State shall ensure that during the currency of this agreement the rights of the Company hereunder shall not in any way through any act of the State be impaired disturbed or prejudicially affected: PROVIDED THAT nothing in this clause shall apply to any law or requirement relating to safety.

Taxes and Charges 2

20. The State shall not impose nor permit nor authorise any of its agencies or instrumentalities or any local or other authority to impose discriminatory taxes rates or charges of any nature whatsoever on or in respect of the titles property or other assets products materials or services used or produced by or through the operations of the any or any adjacent subsidiary or associated company in the conduct of business incidental to the Company’s business hereunder nor will the State take or permit to be taken any other discriminatory action which would deprive the Company or any subsidiary or associated company of full enjoyment of the rights granted and intended to be granted under this agreement.

Rating 2

21. Notwithstanding the provisions of any Act or anything done or purporting to be done under any Act the valuation of the works site shall for rating purposes be or be deemed to be on the unimproved value and shall not in any way be subject to any discriminatory rate: PROVIDED HOWEVER that nothing in this clause shall apply to any portion of the works site which shall be occupied as a permanent residence or upon which a permanent residence shall be erected.

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Alumina Refinery Agreement            First Schedule

Labour 2

22. The State agrees that if so requested by the Company and so far as its powers and administrative arrangements permit it will endeavour to assist the Company to obtain adequate and suitable labour for its operations under this agreement including assistance towards obtaining suitable immigrants.

Prices 2

23. The State will not at any time by legislation regulation or administrative action under any legislation of the said State as to prices prevent products produced by the Company or by any subsidiary or associated company from being sold at prices which will allow the Company or subsidiary or associated company to provide for such reasonable depreciation reserves and return on the capital employed in the production of those products as are determined by such company.

Choice of Transport 2

24. (1) Subject to the provisions of subclause (4) of clause 10 hereof the State will not prevent the Company from exercising its choice as to the means of transport used by the Company for the transport of its goods and materials between the leased area and the works site.

(2) Subject to the payment by the Company of appropriate fees the Board constituted under the State Transport Co-ordination Act 1933 will not refuse to grant and issue to the Company a license to transport by road its own goods and materials within an area having a radius of forty (40) miles of the works site. The appropriate fees charged to the Company for the license will not be such as to discriminate against the Company.

Non-discrimination against Company 2

25. The State shall ensure that fees taxes or other charges or levies imposed by the State on the cartage of goods by road or by rail shall not discriminate against the Company.

Termination 2

26. (1) Subject to Clause 29 hereof relating to delays but without prejudice to the provisions of subclause (5) of Clause 9 hereof if at any time during the continuance of this agreement: —

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(a)	The Company fails to comply with or carry out the obligations on its part contained in this agreement or abandons or repudiates this agreement the State may by notice in writing to the Company specifying the failure terminate this agreement;

(b)	Without in any way derogating from the provisions of Clause 1 of this agreement if the State fails to comply with or carry out the obligations on its part contained the Company may by notice in writing specifying the failure terminate this agreement.

(2) The notice of termination shall be deemed to have been received on the day following its postage and shall take effect twelve (12) months after that date unless the State or the Company as the case may be shall in the meantime have remedied the failure or shown to the satisfaction of the other party earnest intent to do so.

(3) Subject to the construction and establishment by the Company of the refinery on the works site any termination of this agreement by the Company pursuant to paragraph (b) of subclause (1) of this clause shall in no way affect the rights of the Company in and over and with respect to the works site the mineral lease of the leased area or the right to apply for or the renewal of such lease as herein provided.

Delegation to third parties 2

27. Without affecting the liability of the parties under the provisions of this agreement either party shall have the right from time to time to entrust to third parties the carrying out of any portion of the operations which it is authorised or obliged to carry out under this agreement.

Variation 2

28. Any obligation or right under the provisions of or any plan referred to in this agreement may from time to time be cancelled added to varied or substituted by agreement in writing between the parties so long as such cancellation addition variation or substitution shall not constitute a material or substantial alteration of the obligations or rights of either party under this agreement.

Delays 2

29. (1) This agreement (other than clauses 4 and 9 hereof until the foundations have been laid for the construction of the refinery) shall be deemed

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Alumina Refinery Agreement            First Schedule

to be made subject to any delays in the performance of obligations under this agreement which may be occasioned by or arise from circumstances beyond the power and control of the party responsible for the performance of such obligations including delays caused by or arising from act of God act of war force majeure act of public enemies floods and washaways strikes lockouts stoppages restraint of labour or other similar acts (whether partial or general) shortages of labour or essential materials reasonable failure to secure contractors delays of contractors riots and civil commotion and delays due to overall Australian economic conditions or factors which could not reasonably have been foreseen and delays due to overall economic conditions in Australia or any other country from which the finance or a substantial proportion of the finance required to enable the Company to discharge its obligations under this agreement is to be provided or to which a substantial portion of the Company’s or subsidiary or associated companies’ products is intended by the Company to be sold inability to sell or otherwise dispose of alumina or to prices for the products of the Company its subsidiary or associated companies falling below profitable levels.

(2) This clause shall apply only to delays of which and of the cause of which notice in writing is given by the party subject to the delay to the other party hereto within one month of the commencement of the delay.

State law to apply 2

30. This agreement shall be interpreted according to the laws for the time being in force in the said State.

Arbitration 2

31. Any dispute or difference between the parties arising out of or in connection with this agreement including any dispute or difference arising under subclause (4) of clause 3 or clause 4(1)(a) hereof or any agreed variation thereof or as to the construction of this agreement or any such variation or as to the rights duties or liabilities of either party thereunder or as to any matter to be agreed upon between the parties in terms of this agreement shall in default of agreement between the parties and in the absence of any provision in this agreement to the contrary be referred to and settled by arbitration under the provisions of the Arbitration Act 1895.

Notices 2

32. Any notice consent or other writing authorised or required by this agreement to be given or sent shall be deemed to have been duly given or sent

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by the State if signed by the Minister or by any senior officer of the Civil Service of the said State acting by direction of the Minister and forwarded by prepaid post to the Company at its registered office in the said State or at the works site and by the Company if signed on behalf of the Company by the managing director a general manager secretary or attorney of the Company and forwarded by prepaid post to the Minister and any such notice consent or writing shall be deemed to have been duly given or sent on the day on which it would be delivered in the ordinary course of post.

IN WITNESS whereof THE HONOURABLE CHARLES WALTER MICHAEL COURT O.B.E. M.L.A. has hereunto set his hand and seal and the COMMON SEAL of the Company has hereunto been affixed the day and year first hereinbefore mentioned.

SIGNED SEALED AND DELIVERED by the said THE HONOURABLE CHARLES WALTER MICHAEL COURT O.B.E. M.L.A. in the presence of:	C. W. COURT, [L.S.]
Arthur F. Griffith, Minister for Mines.

THE COMMON SEAL of WESTERN ALUMINIUM NO LIABILITY was hereunto affixed in the presence of:	[C.S.]

Director F. F. ESPIE

Director and authorised witness

        W. M. MORGAN

APPENDIX “A”

(1)	That the occupants shall within fourteen (14) days of the date of approval of right of occupancy as appearing in the Government Gazette, mark at a corner of the boundary of the Temporary Reserve a landmark consisting of a post or cairn to serve as a commencing or datum point and shall advise the Minister for Mines in writing the position of such point.

(2)	That the occupants shall not use the land comprised in this reserve for any other purpose than that of prospecting for Bauxite.

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Alumina Refinery Agreement            First Schedule

(3)	That the right of occupancy will not give any rights to the occupants to mine for any minerals other than Bauxite and upon the discovery of payable minerals other than Bauxite, the Minister for Mines may, by notice, require the occupants to surrender their right of occupancy and apply for mining tenements.

(4)	That the existing rights of any prospecting area, claim, lease or authorised holding, shall be preserved to the holder thereof and shall not be encroached on or interfered with by the occupants of this reserve.

(5)	That the rights granted under this authority shall be no bar to any person desiring to acquire mining tenements for any minerals other than Bauxite in the said reserve or to any person desiring to acquire a holding under the Land Act 1933 provided the land applied for does not include any of the occupants’ workings which may in the discretion of the Minister for Mines be secured to the occupants of this reserve.

(6)	That this authority to occupy may be cancelled or the area reduced by the Minister for Mines upon application being made by any person for authority to prospect for any minerals other than Bauxite. The Minister for Mines reserves the right to grant any mining tenement within the reserve upon being satisfied that the applicant for such mining tenement was already carrying out bona fide prospecting operations before the creation of the reserve.

(7)	Any land alienated or in the course of alienation and any land reserved and any land registered or to be acquired and held under the Mining Act 1904 shall be excised from the said authority to occupy.

(8)	No person other than a British subject and no Company other than a Company incorporated within the Commonwealth of Australia United Kingdom or the United States of America shall have or acquire any interest whatsoever in the said authority to occupy.

(9)	No transfer of this authority to occupy will be permitted without the approval of the Minister for Mines first obtained.

(10)	To such further conditions as may in the opinion of the Minister for Mines from time to time be deemed necessary.

(11)	That the Minister for Mines may cancel the right of occupancy upon being satisfied that the WHOLE or ANY of the conditions are not being or have not been fulfilled.

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(12)	That the occupant of this reserve shall commence prospecting operations forthwith, and shall furnish the Minister for Mines with a MONTHLY REPORT applicable to operations being carried on within the said reserve.

(13)	That the rights granted under this authority shall be subject to the provisions of the Forests Act 1918 and the Regulations made thereunder and also to the exclusion of all land alienated or in the course of alienation within the reserve.

[First Schedule amended by No. 113 of 1965 s. 8(1).]

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Alumina Refinery Agreement Act 1961

First supplementary agreement            Second Schedule

Second Schedule — First supplementary agreement

[s. 2]

[Heading inserted by No. 48 of 1963 s. 5; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT UNDER SEAL is made the 27th day of November One thousand nine hundred and sixty-three BETWEEN THE HONOURABLE DAVID BRAND M.L.A. Premier and Treasurer of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part and WESTERN ALUMINIUM NO LIABILITY a company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 360 Collins Street Melbourne and having its registered office in the State of Western Australia at Hope Valley Road Kwinana (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part

WHEREAS the parties are the parties to and desire to amend the Agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961 (Act No. 3 of 1961) of the State of Western Australia (which agreement is hereinafter referred to as “the principal Agreement”).

NOW THIS AGREEMENT WITNESSETH: —

1. Subject to the context the words and expressions used in this Agreement have the same meanings respectively as they have in and for the purposes of the principal Agreement and references in this Agreement to line spacings of the principal Agreement are to those spacings as they appear in the copy thereof printed as the Schedule to the said Act No. 3 of 1961.

2. The provisions of this Agreement shall not come into operation unless and until approved by an operative Act of the Legislature of the said State before the 31st January, 1964.

3. Clause 3 of the principal Agreement is amended by deleting subclause (5) and by substituting for subclause (4) thereof the following subclause: —

(4) As soon as conveniently may be after the payment by the Company to the State of a sum calculated at the rate of $500 for every acre of the land comprised within the works site as the purchase price thereof the State will grant to the Company an estate in fee

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simple free of encumbrances in that land to such depth not exceeding forty (40) feet below the surface for the time being of the land as the Company in writing requests but without affecting any rights with respect to the land which the Company may have or acquire as lessee of the leased area or as the owner of any other mining property. The provisions of the Land Act 1933 shall be deemed modified to any extent necessary for the purposes of this subclause.

4. Clause 5 of the principal Agreement is amended by substituting for the passage “registration of the transfer of the works site” in lines one and two of subclause (8) the passage —

“issue of the grant to the Company referred to in subclause (4) of clause 3 hereof.”

5. Clause 6 of the principal Agreement is amended —

(a)	by inserting after the words “further area” in line three of paragraph (b) the words “or further areas”;

(b)	by deleting subclause (4) and substituting the following subclause —

(4) (a) The land made available by the State under subclause (3)(a) of this clause will be filled by the Company in such manner and to such level or levels as the parties may agree or failing agreement as is hereinafter in this subclause provided.

(b) In default of agreement under paragraph (a) of this subclause the land made available by the State as aforesaid will be filled mainly with iron oxide but partly with sands to within two feet of a level or levels to be mutually agreed before the Company commences to fill in other land with iron oxide and when any portion of the land so made available by the State of an area of ten acres or more is so filled the Company will within two years or such longer period as the State may nominate thereafter complete the filling of such portion with sands only.

(c) Upon the completion of the filling of any area the Company will advise the State in writing thereof whereupon the Company’s rights and interests in respect of such area shall cease and determine.

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First supplementary agreement             Second Schedule

(d) The Company shall use reasonable endeavours to ensure that each portion so filled will support buildings for light industry.

(e) The foregoing provisions of this subclause shall be without prejudice to the operation of the provisions of clause 28 of this Agreement.

6. Clause 9 of the principal Agreement is amended by substituting “$200” for “$100” in line two of paragraph (b) of subclause (2) thereof.

7. The following clause is substituted for clause 28 of the principal Agreement —

28. To the extent that is necessary for the more efficient fulfilment of the objectives of this Agreement the provisions hereof may be varied in such manner and to such extent as the parties mutually agree and all references herein to this Agreement shall be deemed to be to this Agreement as varied in accordance with this clause.

8. The following clause is added to the principal Agreement to stand as new clause 33 thereof namely —

33. (1) In order to resolve certain doubts as to the meaning of the expression “Crown land” in clause 9 of this Agreement it is hereby agreed and declared that land within the leased area and land within the Temporary Reserves referred to in the said clause 9 are not to be regarded as being or having been other than Crown land within the meaning and for the purposes of that clause merely because the land is for the time being within the boundaries of a water reserve or catchment area constituted under any Act of the Parliament of Western Australia: BUT the expression does not include —

(a)	any land the subject of any mineral claim for bauxite or for any cement-making materials in force as at the date of this Agreement;

(b)	any other land which the parties hereto from time to time hereafter mutually agree to be reasonably required by any present holder of a mineral claim for bauxite or for any cement-making materials under the provisions of the Mining Act 1904 or his or its successors or assigns for the same or similar purpose as bauxite from the claims or any of them is at the date hereof being used by that holder in a manufacturing business already established in the said State.

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(2) The Company shall at all times comply with and observe the provisions of the Metropolitan Water Supply Sewerage and Drainage Act 1909 and all other Acts for the time being having application to any water reserve or catchment area within the leased area or temporary reserve aforesaid and nothing in this Agreement shall be construed so as to abridge limit or qualify those provisions in their application as aforesaid.

9. Temporary Reserve Number 1931H referred to in the principal Agreement shall be extended to include the areas formerly comprised in Temporary Reserves Numbers 2445H and 2446H and all references in the principal Agreement to Temporary Reserve Number 1931H shall for all purposes be construed as a reference to Temporary Reserve Number 1931H as so extended.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED SEALED AND DELIVERED by the HONOURABLE DAVID BRAND M.L.A. in the presence of: P. L. Sparrow.	DAVID BRAND [L.S.]

THE COMMON SEAL of WESTERN ALUMINIUM NO LIABILITY was hereunto affixed in the presence of: J. COLIN SMITH Director. F. R. MORGAN Secretary.	[C.S.]

[Second Schedule inserted by No. 48 of 1963 s. 5; amended by No. 113 of 1965 s. 8(1).]

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Alumina Refinery Agreement Act 1961

Second supplementary agreement            Third Schedule

Third Schedule — Second supplementary agreement

[s. 2]

[Heading inserted by No. 76 of 1966 s. 5; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT UNDER SEAL is made the 22nd day of November One thousand nine hundred and sixty-six between THE HONOURABLE DAVID BRAND M.L.A. Premier and Treasurer of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part AND WESTERN ALUMINIUM NO LIABILITY a Company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 155 Queen Street Melbourne and having its registered office in the State of Western Australia at Hope Valley Road Kwinana (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part.

WHEREAS the parties are the parties to and desire to amend the agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961-1963 of the State of Western Australia (which agreement is hereinafter referred to as “the principal agreement”).

NOW THIS AGREEMENT WITNESSETH —

1. — SUBJECT to the context the words and expressions used in this agreement have the same meanings respectively as they have in and for the purposes of the principal agreement.

2. — THE provisions of this agreement shall not come into operation unless and until approved by an operative Act of the Legislature of the said State.

3. — CLAUSE 2 of the principal agreement is amended —

(a)	by adding after the definition of “leased area” the following further definition —

“mineral lease” means the mineral lease referred to in clause 9(1)(a) hereof and includes any other mineral lease granted with respect to any portion of the leased area;

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(b)	by adding after the definition of “refinery” the following further definition —

“separate mineral lease” means a separate mineral lease granted under subclause (17) of clause 9 hereof;

4. — CLAUSE 9 of the principal agreement is amended —

(a)	by adding in paragraph (a) of subclause (1) after the passage, “pursuant to subclause (6) of this clause” the following passage —

“and if at any time the Company otherwise acquires any mineral lease or mineral leases for bauxite either under subclause (17) of this clause or adjacent to any area previously held by it for bauxite such additional mineral lease or mineral leases”;

(b)	by adding after subclause (16) the following subclause —

(17) The Company may at any time apply for and the Minister for Mines may approve the grant to the Company of a separate mineral lease or separate mineral leases for bauxite in respect of any portion or portions of the leased area particularly as delineated (subject to survey) on the plan marked “D” and signed by the parties hereto for the purposes of identification which portion or portions of any such grant shall be deemed to be excised from the mineral lease previously held by the Company in respect of the leased area which mineral lease shall continue in full force and effect with respect to the balance of the land contained in that mineral lease after the excision therefrom of the portion or portions.

5. — CLAUSE 17 of the principal agreement is amended —

(a)	by deleting subclause (1) and inserting in lieu the following subclauses —

(1)	The Company or any subsidiary or associated company may from time to time —

(a)	subject to subclause (2) of this clause assign at any time prior to the 31st day of December 1986 as of right any separate mineral lease to itself and another corporation (in this clause called “the other corporation”) in equal undivided shares absolutely and

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(b)	with the consent in writing of the State which consent shall not be arbitrarily or unreasonably withheld assign or dispose of all or part of its rights and obligations under this agreement or any interest herein or acquired hereunder save and except the separate mineral leases subject however to the assignee in each case executing in favour of the said State a deed of covenant in a form to be approved by the Minister to comply with observe and perform the provisions hereof on the part of the Company to be complied with observed or performed in regard to the matter or matters so assigned.

(2)	No assignment shall be permitted under paragraph (a) of subclause (1) of this clause unless (except where and to the extent that the parties hereto may otherwise agree in relation to any matter mentioned in this subclause) at the time of such assignment the Company or the other corporation or both is or are obliged to commence to construct within one year and to complete the construction within three years of the date of such assignment of an additional alumina refining unit on land owned or held by the Company in the said State such unit having an annual production capacity of not less than 180,000 metric tons of alumina.

(3)	The Company and the other corporation being the holders of any separate mineral lease may at any time and from time to time re-assign such separate mineral lease to the Company alone in accordance with any undertaking given by the other corporation in the agreement pursuant to which the assignment was made to the Company and the other corporation and on re-assignment shall cease to be a separate mineral lease and the land comprised therein shall form part of the balance of the land referred to in subclause (17) of clause 9 hereof.

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(4)	The Company shall not be entitled to assign its half interest in any separate mineral lease held by the Company and the other corporation except with the consent in writing of the Minister. If such interest is being assigned together with all the other rights and interests of the Company for the time being hereunder then such consent shall not be arbitrarily or unreasonably withheld.

(5)	An assignment made pursuant to this clause shall not relieve the Company from any liability imposed upon the Company hereunder.

(6)	On the 31st day of December 1986 any separate mineral lease not by then assigned shall determine and the land comprised therein shall form part of the balance of the land referred to in subclause (17) of clause 9 hereof.

(7)	At any time prior to the 31st day of December 1986 the Minister for Mines may at the request in writing of the Company cancel any separate mineral lease and the land comprised therein shall thereupon form part of the balance of the land referred to in subclause (17) of clause 9 hereof.

(b)	by substituting in subclause (2) of the principal agreement —

(a)	for the subclause number “(2)” the subclause number “(8)”;

(b)	for the passage, “subclause (1)” the passage, “subclause (1) or (3)”

IN WITNESS whereof the parties hereto have executed this agreement the day and the year first above written.

SIGNED SEALED AND DELIVERED by THE HONOURABLE DAVID BRAND M.L.A. in the presence of	DAVID BRAND

ARTHUR GRIFFITH,

Minister for Mines.

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Alumina Refinery Agreement Act 1961

Second supplementary agreement            Third Schedule

THE COMMON SEAL OF WESTERN ALUMINIUM NO LIABILITY was hereunto affixed in the presence of —

A. C. SHELDON,

Director.

D.A. FERRIER,

Secretary.

[Third Schedule inserted by No. 76 of 1966 s. 5.]

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Alumina Refinery Agreement Act 1961

Fourth Schedule             Third supplementary agreement

Fourth Schedule — Third supplementary agreement

[s. 2]

[Heading inserted by No. 61 of 1967 s. 5; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT UNDER SEAL is made the 13th day of November One thousand nine hundred and sixty-seven between THE HONOURABLE DAVID BRAND M.L.A. Premier and Treasurer of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part AND WESTERN ALUMINIUM NO LIABILITY a Company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 155 Queen Street Melbourne and having its registered office in the State of Western Australia at Hope Valley Road Kwinana (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part.

WHEREAS the parties are the parties to and desire to amend the agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961-1966 of the State of Western Australia (which agreement is hereinafter referred to as “the principal agreement”).

NOW THIS AGREEMENT WITNESSETH —

1. SUBJECT to the context the words and expressions used in this agreement have the same meanings respectively as they have in and for the purposes of the principal agreement.

2. THE provisions of this agreement shall not come into operation unless and until approved by an operative Act of the Legislature of the said State.

3. CLAUSE 2 of the principal agreement is amended by —

(a)	deleting the existing definition of “works site” and substituting the following —

“works site” means the area of land referred to as the works site in Clause 3 hereof, and, upon their being purchased by the Company as hereinafter provided, shall also include the additional areas of land described in subclauses (1) and (2) of Clause 3A hereof.

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Alumina Refinery Agreement Act 1961

Third supplementary agreement            Fourth Schedule

(b)	deleting the existing definition of “direct railway” and substituting the following —

“direct railway” means the railway referred to in subclause (1) of Clause 10 hereof, and, upon the construction of the extension thereto as is contemplated in Clause 10A hereof, shall mean such railway as so extended.

4. THE principal agreement is amended by adding a new clause, Clause 3A, as follows —

3A.	For the purpose of permitting an expansion of the refinery —

(1)	As soon after the passing of the Alumina Refinery Agreement Act Amendment Act 1967, as is reasonably possible, the State will sell and the Company will purchase an estate in fee simple, free of encumbrances, in the land shown shaded in red on the plan which is marked “B” and which has been initialled on behalf of the parties hereto for the purpose of identification (the boundaries and area of such land to be determined by survey) for a price per acre to be agreed between the State and the Company. Possession will be given and taken on payment of the purchase money.

(2)	Upon the Company giving notice to the State that it requires, for the efficient operation of the refinery, the area of land shown shaded in green on the plan referred to in subclause (1) of this clause the State will sell to the Company an estate in fee simple in that land (the boundaries and area of such land to be determined by survey) free of encumbrances, at the same price per acre as is agreed with regard to the sale and purchase of the land mentioned in subclause (1) of this clause. Possession will be given and taken on payment of the purchase money.

(3)	In the event of the Company giving notice to the State in accordance with the provisions of subclause (2) of this clause the State as soon as is reasonably possible, having regard to the obligations mentioned in subclauses (4) and (5) of this clause, will close the deviation road and the deviation railway.

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Alumina Refinery Agreement Act 1961

Fourth Schedule            Third supplementary agreement

(4)	Before the deviation road is closed, the State will construct a new road (hereinafter referred to as “the new deviation road”) at the cost of the Company, along a route to be decided by the State and the Company, and the Company shall pay to the State, on demand, an amount equivalent to that expended by the State on the planning and construction of such road (including the cost of any necessary resumption of land): provided that the Company shall not be liable to pay more than would have been required to construct the new deviation road to the same standard as the deviation road.

(5)	Before the deviation railway is closed the State shall cause the standard gauge railway from Kwinana to Cockburn Junction to be converted to dual gauge, including necessary connections, points, crossings, crossing loops, communications and signalling equipment, the whole being constructed to normal W.A.G.R. standards, to enable efficient 3’6” gauge operation between Kwinana and Fremantle. The point of connection at Cockburn Junction with the existing 3’6” gauge line will be in the vicinity of mileage 17 mls. 75 chns. from Perth via Fremantle. The cost of this conversion will be borne by the Company and an amount equivalent to that expended by the State in carrying out such conversion will be paid by the Company on demand.

5. CLAUSE 7 of the principal agreement is amended by adding a new subclause, subclause (8), as follows —

(8) In the event of the approaches from the main channel to the Company’s wharf being dredged to a depth of 38 feet or more below low water level and further dredging or maintenance dredging (as described in subclause (7) of Clause 7 of this Agreement) being thereafter required the State and the Company will endeavour to agree as to sharing the cost of such further dredging or maintenance dredging. In the event of failure to reach agreement the provisions of Clause 31 of this Agreement will not apply.

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Alumina Refinery Agreement Act 1961

Third supplementary agreement            Fourth Schedule

6. CLAUSE 10 of the principal agreement is amended by —

(a)	deleting the existing subclause (10) and substituting the following —

(10) (i) The rates of freight set out in Part I of the Schedule to this clause are based on costs prevailing at the date of execution of this agreement and shall be subject to variation from time to time in proportion to any increase or decrease in the cost to the Railways Commission of maintaining and operating the direct railway.

(ii) The rates of freight set out in Part II of the Schedule and applicable to annual tonnages of 1.46 million or more are based on costs prevailing at the 31st of March, 1967, and shall be subject to variation from time to time in proportion to any increase or decrease in the cost to the Railways Commission of maintaining and operating the direct railway.

(iii) The State will at the request of the Company procure the certificate of the Auditor General of the said State as to the correctness of such variation in the freight rates.

(b)	deleting the schedule at the end of the clause and substituting the following —

The Schedule Hereinbefore In this Clause Referred To

PART I.

Column 1.	Column 2.
In tons per financial year	Rates per ton mile expressed in cents
Up to but not exceeding: —
150,000	8.33
300,000	3.54
450,000	3.13

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Alumina Refinery Agreement Act 1961

Fourth Schedule            Third supplementary agreement

600,000	2.50
750,000	2.22
In tons per financial year exceeding: —
750,000	1.88
PART II.
Column 1.	Column 2.

In tons per financial year (millions)	Rates per ton mile expressed in cents
1.46 and up to 2.16	1.70
2.16 and up to 2.86	1.50
2.86 and up to 3.56	1.35
3.56	1.20

7. THE principal agreement is amended by adding a new clause, Clause 10A, as follows —

10A. (1) If Parliament shall pass the bill entitled a bill for the Kwinana-Mundijong-Jarrahdale Railway Extension Act 1967, the Company shall proceed, as soon thereafter as is reasonably practicable, to extend the track of the railway referred to in subclause (1) of Clause 10 hereof as authorised by the said Act; such extension shall be constructed in accordance with specifications to be supplied by the State and no contract for the construction of such extension, or any part thereof, shall be entered into without the concurrence of the State.

(2) If Parliament shall pass the said bill the Company shall provide the locomotives and rolling stock sufficient, together with those already available, to transport to the works site by the direct railway all ore mined by the Company along the direct railway. All such locomotives and rolling stock shall be in accordance with specifications to be supplied by the State and no contract for the supply of any such locomotives or rolling stock shall be entered into without the concurrence of the State.

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Alumina Refinery Agreement Act 1961

Third supplementary agreement            Fourth Schedule

(3)	(i) Upon the completion of the railway track as constructed by the Company in accordance with the provisions of subclause (1) of this Clause, the Company shall lease forthwith to the Railways Commission, with an option to purchase, the said railway track. Such lease shall be in a form agreed on by the parties.

(ii) As and when the locomotives and rolling stock referred to in subclause (2) of this Clause become available, the Company shall by one or more instruments lease such locomotives and rolling stock to the Railways Commission. Such lease or leases shall be in a form agreed on by the parties.

IN WITNESS whereof the parties hereto have executed this agreement the day and year first above written.

SIGNED SEALED AND DELIVERED by THE HONOURABLE DAVID BRAND M.L.A. in the presence of	}	DAVID BRAND [L.S.]
C. W. COURT,
Minister for Industrial Development.

THE COMMON SEAL OF WESTERN ALUMINIUM NO LIABILITY was hereunto affixed in the presence of	}
F. E. TYRRELL, Director.

C. E. PFEIFER, Director.		[L.S.]

[Fourth Schedule inserted by No. 61 of 1967 s. 5.]

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Alumina Refinery Agreement Act 1961

Fifth Schedule            Fourth supplementary agreement

Fifth Schedule — Fourth supplementary agreement

[s. 2]

[Heading inserted by No. 47 of 1972 s. 4; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT UNDER SEAL is made the 10th day of July, One thousand nine hundred and seventy-two between THE HONOURABLE JOHN TREZISE TONKIN, M.L.A., Premier of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part and ALCOA OF AUSTRALIA (W.A.) LIMITED the name whereof was formerly Western Aluminium No Liability, a Company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 535 Bourke Street Melbourne and having its registered office in the State of Western Australia at Hope Valley Road Kwinana (hereinafter referred to as “the company” which term shall include its successors and permitted assigns) of the other part.

WHEREAS the parties are the parties to and desire to amend the agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961-1967 of the State of Western Australia (which agreement is hereinafter referred to as “the principal agreement”).

NOW THIS AGREEMENT WITNESSETH —

1. SUBJECT to the context the words and expressions used in this agreement have the same meanings respectively as they have in and for the purposes of the principal agreement.

2. THE provisions of this Agreement shall not come into operation unless and until a Bill to approve and ratify this Agreement is passed by the Legislature of the said State and comes into operation as an Act.

3. Clause 10 of the principal agreement is amended by deleting subclause (10) and substituting the following: —

(10) (i) The rates of freight set out in Part I and Part II of the Schedule respectively are based on costs prevailing at the 1st April, 1971, and shall be adjusted on the 1st April, 1972, and on the 1st April of each

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Alumina Refinery Agreement Act 1961

Fourth supplementary agreement            Fifth Schedule

year thereafter on the basis of costs prevailing at those dates in accordance with the following formula: —

WHERE:

(i)	F1	=	New freight rate.

(ii)	F	=	The freight rate which was payable as at the 1st April, 1971, in accordance with Column 2 of Part I or Part II as the case may be of the Schedule.

(iii)	HR	=	The average hourly rate payable as at 1st April, 1971.

(iv)	HR1	=	The average hourly rate payable as at the date of adjustment.

(v)	D	=	The wholesale price (duty free) of distillate in Perth as at 1st April, 1971.

(vi)	D1	=	The wholesale price (duty free) of distillate in Perth as at the date of adjustment.

(vii)	SR	=	Price of heavy steel rails per ton c.i.f. Port of Fremantle as ascertained from price schedule covering despatches from the Broken Hill Proprietary Company Limited and Australian Iron and Steel Proprietary Limited as at 1st April, 1971.

(viii)	SR1	=	The price of heavy steel rail per ton c.i.f. Fremantle ascertained as aforementioned as at the date of adjustment.

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Alumina Refinery Agreement Act 1961

Fifth Schedule            Fourth supplementary agreement

The rates applicable at the 1st April, 1971, are —

1st class driver	$2.0725
1st class guard	$1.6963
Track repairer	$1.3400

$5.1088
Average hourly rate	$1.7029
Price of distillate per gallon	20.4 cents
Price of steel rail per ton	$104.50

(i)	If on the 1st April, 1977, and on the 1st April in every fifth year thereafter either party considers that by reason of changed circumstances the application of the abovementioned formula no longer results in the payment of freight rates fair and equitable from the point of view of both parties the party which so considers may within one month of that date give notice in that behalf to the other party specifying the formula the party giving the notice thinks should be substituted for the existing formula and if within two months of the giving of such notice the parties cannot agree on a formula to be substituted for the formula which applied in accordance with this paragraph during the five years ending on the 31st day of March immediately preceding the question whether a new and if so what formula shall be substituted shall be referred to arbitration as provided by clause 31 hereof.

(ii)	The State will at the request of the Company procure the certificate of the Auditor General of the said State as to the correctness of such adjustment in the freight rates.

4. THE Schedule to clause 10 is deleted and the following substituted: —

PART I

Column 1	Column 2
In tons per financial year	Rates per ton mile expressed in cents
150,000	11.75
300,000	5.70

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Alumina Refinery Agreement Act 1961

Fourth supplementary agreement            Fifth Schedule

450,000	4.95
600,000	3.80
750,000	3.33
Exceeding 750,000	2.88
PART II
Column 1	Column 2
In tons per financial year (millions)	Rates per ton mile expressed in cents
1.46 and up to 2.16	2.05
2.16 and up to 2.86	1.81
2.86 and up to 3.56	1.63
3.56 and up to 5.00	1.45
5.00 and over	1.35

IN WITNESS whereof the parties hereto have executed this agreement the day and year first above written.

SIGNED SEALED AND DELIVERED by the HONOURABLE JOHN TREZISE TONKIN, M.L.A., in the presence of —	}	JOHN T. TONKIN.
H. E. GRAHAM. MINISTER FOR DEVELOPMENT AND DECENTRALISATION.
THE COMMON SEAL OF ALCOA OF AUSTRALIA (W.A.) LIMITED was hereunto affixed in the presence of —	}	(C.S.)
C. E. PFEIFER. P. SPRY-BAILEY.

[Fifth Schedule inserted by No. 47 of 1972 s. 4.]

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Alumina Refinery Agreement Act 1961

Sixth Schedule            Fifth supplementary agreement

Sixth Schedule — Fifth supplementary agreement

[s. 2]

[Heading inserted by No. 34 of 1974 s. 4; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT made the 19th day of September, 1974 between THE HONOURABLE SIR CHARLES WALTER MICHAEL COURT, O.B.E., M.L.A., Premier of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part and ALCOA OF AUSTRALIA (W.A.) LIMITED the name whereof was formerly Western Aluminium No Liability and later Alcoa of Australia (W.A.) N.L., a company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 535 Bourke Street Melbourne and having its registered office in the State of Western Australia at Hope Valley Road Kwinana (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part.

WHEREAS the parties are the parties to and desire to amend the agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961-1972 of the State of Western Australia (which agreement is hereinafter referred to as “the principal agreement”).

NOW THIS AGREEMENT WITNESSETH —

1. Subject to the context the words and expressions used in this Agreement have the same meanings respectively as they have in and for the purposes of the principal agreement.

2. Monetary references in this Agreement and in the principal agreement are references to Australian currency unless otherwise specifically expressed.

3. The provisions of this Agreement shall not come into operation unless and until a Bill to approve and ratify this Agreement is passed by the Legislature of the said State and comes into operation as an Act.

4. Clause 9(3) of the principal agreement is hereby amended as follows:

(a)	by substituting for paragraphs (a) and (b) the following paragraphs —

Rate of Royalty 2

(3)	(a) Subject to the provisions of this subclause royalty payable by the Company hereunder to the Department of Mines on behalf of the State shall be based on alumina and shall be at the rate of twenty-five (25) cents per ton of alumina produced by the Company.

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Alumina Refinery Agreement Act 1961

Fifth supplementary agreement            Sixth Schedule

Escalation 2

(b)	(i) The royalty mentioned in paragraph (a) of this subclause shall be reviewed quarterly and shall be calculated separately for each of the quarterly periods mentioned in subclause (14) of this Clause commencing with and including the quarter ending the 30th September 1974 in accordance with the following formula —

Where	B =	the royalty mentioned in paragraph (a) of this subclause (expressed in cents)

	M =	the mean quarterly world selling price per ton of aluminium as defined below (expressed in cents)

	R =	the royalty rate per ton (expressed in cents) which will become payable in respect of alumina as a result of the application of this formula.

For the purposes of this formula the mean quarterly world selling price per ton of aluminium for any quarter is deemed to be the average (expressed in cents) of the first four prices in each of the four quarters which immediately precede that quarter as quoted in the London “Metal Bulletin” in respect of one pound of aluminium virgin ingots under the description “Canadian CIF all main ports excl. USA, Canada and UK” multiplied by 2,240 and converted to Australian currency.

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Alumina Refinery Agreement Act 1961

Sixth Schedule            Fifth supplementary agreement

For the purpose of this formula the conversion rate from another currency to Australian dollars shall be the mean between the buying and selling rate for telegraphic transfers quoted by a trading bank acceptable to the Minister for Mines.

(ii)	The formula referred to in subparagraph (i) of this paragraph shall be subject to review by the parties —

(I)	as at the first day of July 1975;

(II)	as at the first day of July 1979;

(III)	as at the last day of each succeeding period of seven years after the first day of July 1979;

(IV)	if the formula becomes in operative by reason of the London “Metal Bulletin” ceasing to publish the information required to determine factor “M” in the said formula.

In the event of any dispute between the parties arising from any review under this subparagraph the matter shall be referred to arbitration hereunder. ;

(b)	by substituting for the words “payable under” in line one of subparagraph (i) of paragraph (c), the passage “of twenty-five (25) cents per ton mentioned in paragraph (a) of ”;

(c)	by adding after the word “review” in line two of subparagraph (ii) of paragraph (c), the passage “pursuant to subparagraph (i) of this paragraph”;

and

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Alumina Refinery Agreement Act 1961

Fifth supplementary agreement            Sixth Schedule

(d)	by adding after the word “royalty” in line twenty-four of subparagraph (ii) of paragraph (c), the passage “fixed by the State in any review pursuant to subparagraph (i) of this paragraph”.

IN WITNESS whereof this Agreement has been executed by or on behalf of the parties hereto the day and year first hereinbefore mentioned.

SIGNED by THE HONOURABLE SIR CHARLES WALTER MICHAEL COURT, O.B.E., M.L.A. in the presence of —	}	CHARLES COURT
ANDREW MENSAROS MINISTER FOR INDUSTRIAL DEVELOPMENT.
THE COMMON SEAL of ALCOA OF AUSTRALIA (W.A.) LIMITED was hereto affixed in the presence of —	}	(C.S.)
WALDO PORTER. Director. M. C. VICKERS-WILLIS. Assistant Secretary.

[Sixth Schedule inserted by No. 34 of 1974 s. 4.]

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Alumina Refinery Agreement Act 1961

Seventh Schedule            Extract from sixth supplementary agreement

Seventh Schedule — Extract from sixth supplementary agreement

[s. 2]

[Heading inserted by No. 15 of 1978 s. 7; amended by No. 19 of 2010 s. 4.]

Extract from the sixth supplementary agreement, in which the agreement referred to in section three of this Act as from time to time amended in accordance with this Act is referred to as “the principal agreement”.

Amendments to principal agreement 2

18. The principal agreement is hereby amended by substituting for clause 28 the following —

Variation 2

28. (1) The parties hereto may from time to time by agreement in writing add to substitute for cancel or vary all or any of the provisions of this Agreement or of any lease licence easement or right granted hereunder or pursuant hereto for the purpose of more efficiently or satisfactorily implementing or facilitating any of the objects of this Agreement.

(2) The Minister shall cause any agreement made pursuant to subclause (1) of this clause in respect of any addition substitution cancellation or variation of the provisions of this Agreement to be laid on the Table of each House of Parliament within 12 sitting days next following its execution.

(3) Either House may, within 12 sitting days of that House after the agreement has been laid before it pass a resolution disallowing the agreement, but if after the last day on which the agreement might have been disallowed neither House has passed such a resolution the agreement shall have effect from and after that last day.

[Seventh Schedule inserted by No. 15 of 1978 s. 7.]

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Alumina Refinery Agreement Act 1961

Seventh supplementary agreement            Eighth Schedule

Eighth Schedule — Seventh supplementary agreement

[s. 2]

[Heading inserted by No. 99 of 1986 s. 6; amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT is made the 20th day of November 1986 BETWEEN THE HONOURABLE BRIAN THOMAS BURKE, M.L.A., Premier of the State of Western Australia, acting for and on behalf of the said State and its instrumentalities from time to time (hereinafter called “the State”) of the one part and ALCOA OF AUSTRALIA LIMITED a company duly incorporated in the State of Victoria and having its principal office in the State of Western Australia at Cnr Davy & Marmion Streets, Booragoon (hereinafter referred to as “the Company”) of the other part.

WHEREAS: —

(a)	the State and the Company are the parties to the agreement defined in section 2 of the Alumina Refinery Agreement Act 1961 (which agreement as varied or amended is hereinafter referred to as “the Principal Agreement”);

(b)	the State has requested the Company to refrain from exercising its rights to mine bauxite within certain areas comprised within the mineral lease granted to the Company pursuant to the Principal Agreement; and

(c)	the parties desire to vary the Principal Agreement as hereinafter provided.

NOW	THIS AGREEMENT WITNESSES as follows: —

1. Subject to the context, the words and expressions used in this Agreement have the same meanings respectively as they have in and for the purpose of the Principal Agreement.

2. The State shall introduce and sponsor a Bill in the Parliament of Western Australia to ratify this Agreement and endeavour to secure its passage as an Act prior to 31st December 1986.

3. The provisions of this Agreement other than this clause 3 and clause 2 shall not come into operation until the Bill referred to in clause 2 has been passed by the Parliament of Western Australia and comes into operation as an Act.

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Alumina Refinery Agreement Act 1961

Eighth Schedule            Seventh supplementary agreement

4. The Principal Agreement is hereby varied as follows: —

(1)	Clause 2 —

(a)	by deleting the definition of “Minister” and substituting the following definition —

“ “Minister” means the Minister in the Government of the State for the time being responsible (under whatsoever title) for the administration of the Ratifying Act and includes the successors in office of the Minister;”;

(b)	by inserting, in their appropriate alphabetical positions, the following definitions: —

“ “Authority” means the National Parks and Nature Conservation Authority established by section 21 of the Conservation Act;

“Conservation Act” means the Conservation and Land Management Act 1984;

“conservation area” means the areas of the mineral lease within the solid black boundaries on Plan E being respectively the reserves known as ‘Dale’ ‘Serpentine’ and ‘Monadnock’, and parts of the reserve known as ‘Lane-Poole’;

“Plan E” means the plans marked “E” comprising four sheets initialled by the parties hereto for the purposes of identification;

“Land Act” means the Land Act 1933;

“recreation area” means the area of the mineral lease within the broken black boundary on Plan E being part of the reserve known as ‘Lane-Poole’;”

(2)	By inserting after clause 9 the following clause: —

“9A.	The following provisions shall apply in respect of the conservation area and the recreation area: —

(1)	The State shall arrange that the conservation area and the recreation area are reserved under section 29 of the Land Act and classified as of Class A by proclamation

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Seventh supplementary agreement            Eighth Schedule

pursuant to the provisions of section 31(1) of the Land Act for the purposes and on and subject to the conditions: —

(a)	as to the conservation area, set out in the First Schedule hereto; and

(b)	as to the recreation area, set out in the Second Schedule hereto,

and for those purposes and subject to those conditions respectively vested in the Authority pursuant to section 33(2) of the Land Act.

(2)	The State convenants and agrees with the Company that the State will not, during the currency of this Agreement, vary or revoke or seek to vary or revoke a classification or vesting order made in accordance with subclause (1) of this clause save with the prior consent in writing of the Company except that the State may amend any such classification or order pursuant to the Land Act for water purposes, the State first giving the Company reasonable opportunity to mine any such areas as may be affected by flooding.

(3)	The State convenants and agrees with the Company that notwithstanding sections 60 and 61 of the Conservation Act any proposed management plan and any amendment, revocation or substitution for an existing management plan from time to time prepared by the Authority pursuant to section 56(1)(e) of the Conservation Act in respect of or affecting the conservation area or the recreation area and any management thereof* shall be consistent with and shall not prejudice the rights of the Company under this Agreement.

*	(whether pursuant to an approved management plan or not)

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Eighth Schedule            Seventh supplementary agreement

(4)	Subject to subclause (5) of this clause the Company convenants with the State that during the currency of this Agreement it will not conduct mining operations in the conservation area PROVIDED HOWEVER that the Company may continue to exercise any rights conferred upon the Company by this Agreement or the mineral lease in relation to access on, over or through the conservation area for and the construction and use of any railway, road, conveyor or pipeline for the transport of bauxite or any other substance mined or produced or required by the Company in connection with its mining operations. The Company, before exercising any such rights, shall consult with the Authority to ensure that wherever reasonably possible any such exercise shall be compatible with conservation aims in respect of the area.

(5)	If at any time and from time to time during the currency of this Agreement the Company considers that the conservation area or a part or parts thereof has suffered degeneration or deterioration in the conservation values of its indigenous flora and fauna it may, after first consulting with the Authority, give to the Minister a notice specifying the area or areas it considers so affected and which it then desires to mine (herein a “review area”) whereupon: —

(a)	the State shall, within two months of such notice, constitute an environmental review committee (herein “the Committee”) the membership of which will include representatives from a voluntary organisation or voluntary organisations having a special interest in conservation, the Company and the Authority;

(b)	the Committee’s terms of reference shall be to examine and report upon the conservation values of the indigenous flora and fauna within the review area or areas, such report to be submitted to the Minister within six months of the date of constitution of the Committee; and

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Alumina Refinery Agreement Act 1961

Seventh supplementary agreement            Eighth Schedule

(c)	the Minister shall within two months after receipt of the Committee’s report notify the
Company in writing of his decision either to permit or refuse mining by the Company for bauxite pursuant to the terms of this Agreement and the mineral lease upon that review area or areas subject to such terms and conditions as he may reasonably specify PROVIDED THAT before giving his approval to mining aforesaid, whether conditionally or unconditionally, the Minister shall first consult with and obtain the concurrence thereto of the Minister in the Government of the State for the time being responsible for the administration of the Conservation Act.”.

(3)	By inserting after clause 33 the following schedules: —

“FIRST SCHEDULE

Conditions to be set out in the proclamation of the conservation area as of Class A pursuant to section 31(1) of the Land Act 1933: —

1.	The area is reserved for the purpose of conservation and the agreement defined in section 2 of the Alumina Refinery Agreement Act 1961 (herein “the Agreement”) and shall vest in and be held by the National Parks and Nature Conservation Authority (herein “the Authority”) established by section 21 of the Conservation and Land Management Act 1984 (herein “the Conservation Act”).

2.	Alcoa of Australia Limited and its successors and permitted assigns (herein “the Company”) may exercise at all times those rights conferred upon the Company by the Agreement in relation to access on, over or through the area for the construction and use of any railway, road, conveyor or pipeline for the transport of bauxite or any other substance produced or required by the Company in connection with its mining operations. The Company before exercising any such rights, shall consult with the Authority to ensure that wherever reasonably possible any such exercise shall be compatible with conservation aims in respect of the area.

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Alumina Refinery Agreement Act 1961

Eighth Schedule            Seventh supplementary agreement

3.	The Company may carry on mining operations in the area subject to and in accordance with the provisions of clause 9A of the Agreement and in that event the State may grant or cause to be granted permits and licences to take and contract for the sale of forest produce on any area in which such mining operations are to be so carried out provided there is then in force in respect of the subject area a management plan pursuant to Part V of the Conservation Act.

4.	Subject to clause 9A(3) of the Agreement the management plans in respect of the area shall be prepared in accordance with section 56(1)(e) of the Conservation Act and management of the area shall be carried out pursuant thereto or where for the time being there is no management plan in respect thereof in such a manner that only necessary operations as defined by section 33(4) of that Act are undertaken but save as otherwise provided in these conditions the area shall be managed as if it were a national park under that Act.

5. (a)	The area known as “Serpentine” may be used by the State for the purpose of providing for future linkage through the reserve to connect appropriately with the water supply system subject to consultation with the Authority in relation to satisfactory compliance with the requirements of the reserve.

(b)	The State may grant or cause to be granted permits and licences for the sale of forest produce of the pine plantation areas within the area known as “Monadnock” provided there is then in force in respect of that area a management plan pursuant to Part V of the Conservation Act.

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Alumina Refinery Agreement Act 1961

Seventh supplementary agreement            Eighth Schedule

(c)	In order to preserve sight lines from any reserves for trigonometrical stations vegetation may be removed from any portion of the area by or on behalf of any department authority or agency of the State after consultation with the Authority to ensure that minimal removal consistent with providing the necessary sight lines is undertaken and the Authority shall incorporate this requirement in the management plan for the area.

(d)	Access (with or without vehicles) to the area by persons employed by or acting for or on behalf of any department authority or agency of the State shall be on the same basis as such persons would have access to a State Forest having similar characteristics to the relevant part of the area but before any such entry there shall be consultation with the Authority in regard thereto.

SECOND SCHEDULE

Conditions to be set out in the proclamation of the recreation area as of Class A pursuant to section 31(1) of the Land Act 1933: —

1.	The area is reserved for the purposes of recreation and enjoyment of the natural environment and the agreement defined in section 2 of the Alumina Refinery Agreement Act 1961 (herein “the Agreement”) and shall vest in and be held by the National Parks and Nature Conservation Authority (herein “the Authority”) established by section 21 of the Conservation and Land Management Act 1984 (herein “the Conservation Act”).

2.	Alcoa of Australia Limited and its successors and permitted assigns (herein “the Company”) may exercise at all times those rights conferred upon the Company by the Agreement to conduct mining and other operations within the area upon and subject to the terms of the Agreement.

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Alumina Refinery Agreement Act 1961

Eighth Schedule            Seventh supplementary agreement

3.	Subject to clause 9A(3) of the Agreement the management plans in respect of the area shall be prepared in accordance with section 56(1)(e) of the Conservation Act and management of the area shall be carried out pursuant thereto or where for the time being there is no management plan in respect thereof in accordance with section 33(3) of that Act.

4.	The State may grant or cause to be granted permits and licences to take and contract for the sale of forest produce on the area provided there is then in force in respect of the subject area a management plan pursuant to Part V of the Conservation Act.

5.	Access (with or without vehicles) to the area by persons employed by or acting for or on behalf of any department authority or agency of the State shall be on the same basis as such persons would have access to a State Forest having similar characteristics to the relevant part of the area but before any such entry there shall be consultation with the Authority in regard thereto.”.

IN WITNESS whereof this Agreement has been executed by or on behalf of the parties hereto the day and year first hereinbefore mentioned.

SIGNED by the said THE HONOURABLE BRIAN THOMAS BURKE, M.L.A. in the presence of: —	}	BRIAN BURKE.
D. PARKER. MINISTER FOR MINERALS AND ENERGY

THE COMMON SEAL of ALCOA OF AUSTRALIA LIMITED was hereunto affixed in the presence of: —	}	(C.S.)

DIRECTOR P. Spry-Bailey

DIRECTOR R. A. G. Vines

[Eighth Schedule inserted by No. 99 of 1986 s. 6.]

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Alumina Refinery Agreement Act 1961

Notes

[1]	This reprint is a compilation as at 5 September 2014 of the Alumina Refinery Agreement Act 1961 and includes the amendments made by the other written laws referred to in the following table [3]. The table also contains information about any reprint.

Compilation table

Short title	Number and year	Assent	Commencement
Alumina Refinery Agreement Act 1961	3 of 1961 (10 Eliz. II No. 3)	22 Sep 1961	22 Sep 1961

Alumina Refinery Agreement Act Amendment Act 1963	48 of 1963 (12 Eliz. II No. 48)	11 Dec 1963	11 Dec 1963

Decimal Currency Act 1965	113 of 1965	21 Dec 1965	Act other than s. 4-9: 21 Dec 1965 (see s. 2(1)); s. 4-9: 14 Feb 1966 (see s. 2(2))

Alumina Refinery Agreement Act Amendment Act 1966	76 of 1966	12 Dec 1966	12 Dec 1966

Alumina Refinery Agreement Act Amendment Act 1967	61 of 1967	5 Dec 1967	5 Dec 1967

Reprint of the Alumina Refinery Agreement Act 1961 approved 1 Sep 1969 (includes amendments listed above)

Alumina Refinery Agreement Act Amendment Act 1972	47 of 1972	2 Oct 1972	2 Oct 1972

Alumina Refinery Agreement Act Amendment Act 1974	34 of 1974	6 Nov 1974	6 Nov 1974

Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978 Pt. II	15 of 1978	18 May 1978	18 May 1978

Alumina Refinery Agreement Amendment Act 1986	99 of 1986	11 Dec 1986	11 Dec 1986 (see s. 2)

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Alumina Refinery Agreement Act 1961

Short title	Number and year	Assent	Commencement

Alumina Refinery Agreements (Alcoa) Amendment Act 1987 Pt. II	86 of 1987	9 Dec 1987	9 Dec 1987 (see s. 2)

Reprint of the Alumina Refinery Agreement Act 1961 as at 25 Aug 2000 (includes amendments listed above)

Public Transport Authority Act 2003 s. 141	31 of 2003	26 May 2003	1 Jul 2003 (see s. 2(1) and Gazette 27 Jun 2003 p. 2384)

Standardisation of Formatting Act 2010 s. 4 and 42(2)	19 of 2010	28 Jun 2010	11 Sep 2010 (see s. 2(b) and Gazette 10 Sep 2010 p. 4341)

Reprint 3: The Alumina Refinery Agreement Act 1961 as at 5 Sep 2014 (includes amendments listed above)

[2]	Marginal notes in the agreement have been represented as bold headnotes in this reprint but that does not change their status as marginal notes.
[3]	The agreement is also affected by the Alumina Refinery (Pinjarra) Agreement Act 1969 cl. 14.

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Alumina Refinery Agreement Act 1961

Defined terms

Defined terms

[This is a list of terms defined and the provisions where they are defined.

The list is not part of the law.]

Defined term	Provision(s)
agreement	2
eighth supplementary agreement	2
fifth supplementary agreement	2
first supplementary agreement	2
fourth supplementary agreement	2
second supplementary agreement	2
seventh supplementary agreement	2
sixth supplementary agreement	2
third supplementary agreement	2

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